Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of April 27, 2023, is entered into by and among Packaging Corporation of America, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, the Lenders party hereto and Mizuho Bank, Ltd., as Swing Line Lender and administrative agent (in such capacity the “Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, Borrower, the lenders from time to time party thereto (each individually, a “Lender” and collectively, the “Lenders”), and Mizuho Bank, Ltd., as Swing Line Lender and Agent have entered into that certain Credit Agreement dated as of June 8, 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested that the Lenders agree to amend the Credit Agreement as set forth below; and

WHEREAS, the Lenders are willing to agree to such amendment on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. Effective as of the First Amendment Effective Date (as defined below), (a) the Credit Agreement (other than the Schedules and Exhibits thereto) is hereby amended and restated in its entirety to read in the form of such Credit Agreement attached hereto as Annex I and (b) Exhibit B to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit B attached hereto.

2. Eurodollar Rate Loans. It is understood and agreed that, with respect to any Loan that is a Eurodollar Rate Loan and is outstanding immediately prior to the effectiveness of this Amendment, (a) such Loan shall continue to bear interest at the Eurocurrency Rate until the end of the current Interest Period applicable to such Loan, and (b) any Eurodollar Rate-related provisions of the Credit Agreement immediately prior to the effectiveness of this Amendment applicable to such Loan are incorporated into the Credit Agreement as amended by this Amendment, mutatis mutandis, and the parties hereto hereby agree that such provisions shall continue to apply to such Loan until the end of the current Interest Period applicable thereto.

3. Conditions Precedent. This Amendment shall be effective as of the date hereof when the following conditions have been satisfied (the “First Amendment Effective Date”):

(a) receipt by Agent of counterparts of this Amendment duly executed by Borrower, the Subsidiary Guarantors, the Lenders and Agents;

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(b) receipt by each Lender, to the extent requested by such Lender, of documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, and;

(c) payment by Borrower of all reasonable costs and expenses of Agent (including, without limitation, legal fees and expenses) owing in accordance with Section 8.04 of the Credit Agreement.

4. Miscellaneous.

(a) The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms after giving effect to this Amendment.

(b) The Loan Parties represent and warrant to the Lenders that after giving effect to this Amendment (i) the representations and warranties of the Loan Parties set forth in Article 4 of the Credit Agreement and in each other Loan Document are true and correct in all material respects (except to the extent such representation and warranty is qualified by Material Adverse Effect or other materiality, in which case it shall be true and correct in all respects) on and as of such date, before and after giving effect to this Amendment and (ii) no event has occurred and is continuing, or would result from this Amendment, that constitutes a Default.

(c) The terms of Sections 8.09 and 8.11 of the Credit Agreement with respect to governing law and jurisdiction are incorporated herein by reference, mutatis mutandis.

(d) This Amendment shall constitute a “Loan Document” under, and as defined in, the Credit Agreement, from and after the date hereof.

(e) This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which taken together shall constitute but one and the same agreement; Delivery of an executed signature page of this Amendment by telecopier or in .pdf or similar file shall be effective as delivery of a manually executed counterpart hereof. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures.

[signature pages follow]

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed and delivered by its respective officer thereunto duly authorized as of the date first written above.

BORROWER: PACKAGING CORPORATION OF AMERICA,

a Delaware corporation

By:

Name:

Title:

SUBSIDIARY GUARANTOR BOISE WHITE PAPER, L.L.C.,

a Delaware limited liability company

By:

Name:

Title:

PACKAGING CORPORATION OF AMERICA

FIRST AMENDMENT TO CREDIT AGREEMENT

AGENT:

MIZUHO BANK, LTD.

as Agent

By:

Name:

Title:

PACKAGING CORPORATION OF AMERICA

FIRST AMENDMENT TO CREDIT AGREEMENT

LENDERS:

MIZUHO BANK, LTD.

as a Lender

By:

Name:

Title:

BANK OF AMERICA, N.A.,

as a Lender

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION

as a Lender

By:

Name:

Title:

BMO HARRIS BANK, N.A.,

as a Lender

By:

Name:

Title:

CITIBANK, N.A.,

as a Lender

By:

Name:

Title:

PACKAGING CORPORATION OF AMERICA

FIRST AMENDMENT TO CREDIT AGREEMENT

COBANK, FCB,

as a Lender

By:

Name:

Title:

DEUTSCHE BANK AG NEW YORK BRANCH,

as a Lender

By:

Name:

Title:

JPMORGAN CHASE BANK, N.A.,

as a Lender

By:

Name:

Title:

PNC BANK, NATIONAL ASSOCIATION

as a Lender

By:

Name:

Title:

THE NORTHERN TRUST COMPANY

as a Lender

By:

Name:

Title:

PACKAGING CORPORATION OF AMERICA

FIRST AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION

as a Lender

By:

Name:

Title:

PACKAGING CORPORATION OF AMERICA

FIRST AMENDMENT TO CREDIT AGREEMENT

ANNEX I

Published CUSIP Numbers:

Deal: 695157AV9

Revolver: 695157AW7

CREDIT AGREEMENT

Dated as of June 8, 2021

among

PACKAGING CORPORATION OF AMERICA

as Borrower

and

THE INITIAL LENDERS NAMED HEREIN

as Initial Lenders

and

MIZUHO BANK, LTD.

as Administrative Agent,

and

BANK OF AMERICA, N. A.

and

U.S. BANK NATIONAL ASSOCIATION.

as Co-Syndication Agents

Arranged by:

MIZUHO BANK, LTD.,

BOFA SECURITIES, INC.

and

U.S. BANK NATIONAL ASSOCIATION

as Joint Lead Arrangers and Bookrunners

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SCHEDULES

Schedule I - Lenders and Commitments

Schedule I(A) - Issuing Banks and Letter of Credit Commitments

Schedule I(B) - Swing Line Commitments

Schedule 1.01 - Competitors

Schedule 2.01(b) - Existing Letters of Credit

Schedule 4(n) - Subsidiaries

Schedule 5.02(a) - Existing Liens

Schedule 5.02(d) - Existing Debt

Schedule 8.07(i) - Voting Participants

EXHIBITS

Exhibit A - Form of Note

Exhibit B - Form of Notice of Borrowing

Exhibit C - Form of Assignment and Acceptance

Exhibit D‑1 - Form of NY Counsel Opinion

Exhibit D‑2 - Form of General Counsel Opinion

Exhibit E - Subsidiary Guaranty

Exhibit F (1-4) - Forms of U.S. Tax Compliance Certificates

Exhibit G - Form of Swing Line Note

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CREDIT AGREEMENT

Dated as of June 8, 2021

PACKAGING CORPORATION OF AMERICA, a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders (the “Initial Lenders”) and initial issuing banks (the “Initial Issuing Banks”) listed on the signature pages hereof, MIZUHO BANK, LTD. (“Mizuho”), as Swing Line Lender and administrative agent (in such capacity, the “Agent”) for the Lenders (as defined below), and BANK OF AMERICA, N.A. and U.S. BANK NATIONAL ASSOCIATION, as co-syndication agents, agree as follows:

Article I
DEFINITIONS AND interpretation

Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Adjusted Term SOFR” means, for purposes of any calculation and subject to the provisions of Section 2.21(a), the rate per annum equal to (a) Term SOFR for such calculation plus (b) 0.10%.

“Advance” has the meaning specified in Section 2.01(a).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 20% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Agent” has the meaning specified in the introductory paragraph of this Agreement.

“Agent’s Account” means the account of the Agent maintained by the Agent at Mizuho at its office at Harborside Financial Center, 1800 Plaza 10 Jersey City, NJ 07311.

“Agreement” means this Credit Agreement.

“Anti-Corruption Law” means, with respect to the Borrower or any of its Subsidiaries, any law, rule or regulation of any jurisdiction applicable to such Person concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

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“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Loan and such Lender’s Term SOFR Lending Office in the case of a Term SOFR Rate Loan.

“Applicable Margin” means, as of any date, a percentage per annum determined by reference to the better of (a) the Public Debt Rating in effect on such date and (y) the Gross Leverage Ratio, in each case, as set forth below:

Public Debt Rating S&P/Moody's	Gross Leverage Ratio	Applicable Margin for Base Rate Loans (including Swing Line Loans)	Applicable Margin for Term SOFR Rate Loans and Letter of Credit Fees
Level 1 A- or A3 or above	< 1.25:1.00	0.000%	0.900%
Level 2 BBB+ or Baa1	< 2.00: 1.00 but ≥ 1.25:1.00	0.000%	1.000%
Level 3 BBB or Baa2	< 2.50: 1.00 but ≥ 2.00:1.00	0.100%	1.100%
Level 4 BBB- or Baa3	< 3.25: 1.00 but ≥ 2.50:1.00	0.300%	1.300%
Level 5 BB+ or Ba1 or below	≥ 3.25:1.00	0.500%	1.500%

For the avoidance of doubt, any change in the Public Debt Rating shall be effective on the date thereof, and any change in the Applicable Margin resulting from a change in the Gross Leverage Ratio shall be effective during the period commencing on the first Business Day after the delivery of a certificate pursuant to Section 5.01(i)(1) or (2), including a calculation of the Gross Leverage Ratio, for the fiscal quarter most recently ended.

“Applicable Percentage” means, as of any date, a percentage per annum determined by reference to the better of (a) the Public Debt Rating in effect on such date and (b) the Gross Leverage Ratio, in each case, as set forth below:

Public Debt Rating S&P/Moody’s	Gross Leverage Ratio	Applicable Percentage
Level 1 A- or A3 or above	< 1.25:1.00	0.100%
Level 2 BBB+ or Baa1	< 2.00: 1.00 but ≥ 1.25:1.00	0.125%
Level 3 BBB or Baa2	< 2.50: 1.00 but ≥ 2.00:1.00	0.150%
Level 4 BBB- or Baa3	< 3.25: 1.00 but ≥ 2.50:1.00	0.200%

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Level 5 BB+ or Ba1 or below	≥ 3.25:1.00	0.250%

For the avoidance of doubt, any change in the Public Debt Rating shall be effective on the date thereof, and any change in the Applicable Percentage resulting from a change in the Gross Leverage Ratio shall be effective during the period commencing on the first Business Day after the delivery of a certificate pursuant to Section 5.01(i)(1) or (2), including a calculation of the Gross Leverage Ratio, for the fiscal quarter most recently ended.

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Mizuho Bank, Ltd., BofA Securities, Inc. and U.S. Bank National Association.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

“Assuming Lender” means an Assuming Revolving Lender, as defined in Section 2.18.

“Assumption Agreement” has the meaning specified in Section 2.18.

“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.21(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Agent, has taken any action in

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furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.21(a).

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR and (ii) 0.10% (10 basis points); or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

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“Benchmark Replacement Date” means a date and time determined by the Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

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(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning specified in the introductory paragraph of this Agreement.

“Borrower Information” has the meaning specified in Section 8.08.

“Borrowing” means a group of Advances of the same Type made, Converted from a different Type into such Type or continued for a new Interest Period on the same date by each of the Lenders and, in the case of Advances bearing interest based upon Adjusted Term SOFR, having the same Interest Period.

“Business Day” means a day of the year on which the Federal Reserve Banks or the banks in New York City are not required or authorized by law to close and, if such day relates to any Term SOFR Rate Loan, means any such day that is also a U.S. Government Securities Business Day.

“Cash Equivalents” shall mean (a) marketable direct obligations issued or unconditionally guaranteed by the United States or Canada, maturing within one year from the date of acquisition thereof, (b) commercial paper or other short term securities maturing no more than one year from the date of acquisition thereof and currently having a rating not lower than A- 2 by S&P or P- 2 by Moody’s, (c) certificates of deposit, term deposits or bankers’ acceptances, maturing no more than one year from the date of acquisition thereof, issued (i) by commercial banks incorporated under the laws of, or carrying on business in, the United States or Canada and having a senior unsecured rating not lower than A- by S&P or A3 by Moody’s or the equivalent thereof by a nationally recognized rating agency or (ii) by any of the Lenders or by parent banks of the Lenders or the respective branches of either, (d) repurchase obligations of any Lender or of any commercial bank, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States or Canada, by any political subdivision or taxing authority of any such state, province, commonwealth or territory or by any

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foreign government, the securities of which state, province, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated not lower A- by S&P or the equivalent rating by another nationally recognized rating agency, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank or an Affiliate thereof that is rated not lower A- by S&P or the equivalent rating by another nationally recognized rating agency, (g) other marketable securities with maturities of one year or less from the date of acquisition and at the time of acquisition having a rating not lower than A- by S&P, A3 by Moody’s or the equivalent thereof by a nationally recognized rating agency and (h) mutual funds that invest solely in one or more of the investments described in clauses (a) through (g) above.

“Change in Control” means any of (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d‑3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or (iii) a “change in control” or similar event shall occur as provided in any instrument or agreement governing Debt of the Borrower, to the extent the principal amount of the Debt outstanding thereunder exceeds $75,000,000.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty (including any rules or regulations issued under or implementing any existing laws), (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or supplemented.

“Closing Date” means the time and Business Day on which the conditions set forth in Section 3.01 are satisfied.

“Commitment” means, as to each Lender, the Revolving Credit Commitment of such Lender, the Letter of Credit Commitment of such Lender and/or the Swing Line Commitment of such Lender.

“Competitors” means those Persons set forth on Schedule 1.01, as such schedule may be updated from time to time in accordance with the terms set forth therein.

“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 8.04(c), the formula for calculating any successor rates identified pursuant to the

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definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated EBITDA” means, for any period, the total for such period of the Borrower and its Subsidiaries determined on a Consolidated basis of (a) net income (or net loss) plus (b) to the extent deducted in determining such net income (or net loss), (i) interest expense, (ii) income tax expense, (iii) depletion and depreciation expense, (iv) amortization expense, (v) non-cash losses, expenses or charges and (vi) non-operating pension expense minus (c) to the extent included in determining such net income (or net loss), (i) non-cash gains and (ii) non-operating pension income.

“Consolidated Funded Debt” means, as of any date of determination and without duplication, all Debt of the Borrower and its Subsidiaries determined on a Consolidated basis (but excluding Debt in respect Hedge Agreements where such Debt is not yet due and payable).

“Consolidated Net Tangible Assets” means, as of any date, the total assets shown on the balance sheet of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP less (a) all current liabilities and minority interests and (b) goodwill and other identifiable intangibles.

“Conversion”, “Convert” and “Converted” each refers to a conversion of Loans of one Type into Loans of the other Type pursuant to Section 2.08 or 2.09.

“Covered Entity” has the meaning specified in Section 8.17(b).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all

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obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP (subject to Section 1.03), recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit (excluding commercial letters of credit and letters of credit issued to support worker’s compensation or insurance obligations), (g) all net obligations of such Person in respect of Hedge Agreements, (h) all Invested Amounts, (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below (collectively, “Guaranteed Debt”) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Guaranteed Debt or to advance or supply funds for the payment or purchase of such Guaranteed Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above (including Guaranteed Debt) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; provided that (i) “Debt” shall not include obligations under trade payables, accrued expenses and other current liabilities (other than as described in clause (a) or (c) above) incurred by any Person in accordance with its customary practices and in the ordinary course of business; (ii) the amount of any Guaranteed Debt shall be deemed to be the lesser of the face amount of such Guaranteed Debt and the maximum liability of such Person in respect of such Guaranteed Debt; and (iii) the amount of any Debt for which such Person has no personal liability but that is secured by a Lien on property of such Person shall be deemed to be the lesser of the face amount of such Debt and the fair market value of the property subject to such Lien.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Default Interest” has the meaning set forth in Section 2.07(b).

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) pay over to any Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Lender Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Lender Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Lender Party’s receipt of such certification in form and substance satisfactory to it and the Agent, (d) has become the subject of a Bankruptcy Event or (e) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity

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interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 2.19) as of the date established therefor by the Agent in a written notice of such determination, which shall be delivered by the Agent to the Borrower, any Issuing Bank, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means, at any time, a country, region or territory that is the subject or target of comprehensive Sanctions (which, as of the date of this Agreement, are Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” has the meaning set forth in Section 8.10(b).

“Electronic Record” has the meaning set forth in Section 8.10(b).

“Electronic Signature” has the meaning set forth in Section 8.10(b).

“Eligible Assignee” means (a) with respect to an assignment of the Revolving Credit Facility pursuant to Section 8.07: (i) a Lender; (ii) an Affiliate of a Lender or an Approved Fund; (iii) a Farm Credit Lender or a commercial bank organized under the laws of the United States, or any State thereof; (iv) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (iv); and (v) any other Person (other

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than a natural person or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 8.07, the Borrower, such approvals not to be unreasonably withheld or delayed and (b) with respect to any Increase pursuant to Section 2.18, a Person that is an Eligible Assignee under clause (a) of this definition and is approved by (A) the Agent, the Issuing Banks and the Swing Line Lender and (B) the Borrower; provided, however, that, in each case, none of the Borrower, an Affiliate of the Borrower or a Defaulting Lender shall qualify as an Eligible Assignee.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non‑compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30‑day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

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“Erroneous Payment” has the meaning assigned to it in Section 7.08(a).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 7.08(c).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default” has the meaning specified in Section 6.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its Applicable Lending Office, except in each case to the extent that pursuant to Section 2.14(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(e) and (d) any U.S. federal withholding taxes imposed under FATCA.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of August 29, 2016 among the Borrower, the lenders from time to time party thereto and Bank of America, N.A. as agent for the lenders.

“Existing Letters of Credit” means the Letters of Credit set forth on Schedule 2.01(b) hereto.

“Farm Credit Equities” has the meaning given to such term in Section 5.01(l).

“Farm Credit Lender” means a lending institution organized and existing pursuant to the provisions of the Farm Credit Act of 1971 and under the regulation of the Farm Credit Administration.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Mizuho on such day on such transactions as determined by the Agent and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

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“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letter” means that certain fee letter dated as of May 11, 2021 among the Borrower and Mizuho.

“Floor” means a rate of interest equal to 0.0%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Swing Line Lender, such Defaulting Lender’s Ratable Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“GAAP” has the meaning specified in Section 1.03.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Gross Leverage Ratio” means, as of any date of determination, a ratio of (i) Consolidated Funded Debt to (ii) Consolidated EBITDA for the four-quarter period then ended.

“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos‑containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

“Increase” has the meaning specified in Section 2.18(a).

“Increase Date” has the meaning specified in Section 2.18.

“Increasing Lender” means an Increasing Revolving Lender, as defined in Section 2.18.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information Memorandum” means the information memorandum dated May 2021 distributed in connection with the syndication of the Commitments.

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“Initial Issuing Banks” has the meaning specified in the introductory paragraph of this Agreement.

“Initial Lenders” has the meaning specified in the introductory paragraph of this Agreement.

“Interest Period” means, for each Term SOFR Rate Loan comprising part of the same Borrowing, the period commencing on the date of such Term SOFR Rate Loan or the date of the Conversion of any Base Rate Loan into such Term SOFR Rate Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) the Borrower may not select any Interest Period with respect to any Term SOFR Rate Loan that ends after the Termination Date;

(b) Interest Periods commencing on the same date for Term SOFR Rate Loans comprising part of the same Borrowing shall be of the same duration;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Invested Amounts” means the amounts invested by investors that are not Affiliates of the Borrower in connection with a Permitted Receivables Financing and paid to the Borrower or any Subsidiary, as reduced by the aggregate amounts received by such investors in respect of receivables and applied to reduce such invested amounts.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means the Initial Issuing Banks, any Eligible Assignee to which a portion of a Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 or any Lender so long as such Eligible Assignee or such Lender expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its Applicable Lending Office (which information shall be recorded by the Agent in the Register), for so long as such Initial Issuing Bank, Eligible Assignee or Lender, as the case may be, shall have a Letter of Credit Commitment or shall have a Letter of Credit outstanding.

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“L/C Cash Collateral Account” means an interest bearing cash collateral account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon terms as may be satisfactory to the Agent.

“L/C Related Documents” has the meaning specified in Section 2.06(b)(i).

“Lender Party” means the Agent, any Issuing Bank, the Swing Line Lender or any Lender.

“Lenders” means the Initial Lenders, each Issuing Bank, the Swing Line Lender, each Assuming Lender that shall become a party hereto pursuant to Section 2.18, unless the context requires otherwise, the Swing Line Lender and each Person that shall become a party hereto pursuant to Section 8.07(a).

“Letter of Credit” has the meaning specified in Section 2.01(b).

“Letter of Credit Agreement” has the meaning specified in Section 2.03(a).

“Letter of Credit Commitment” means as to any Issuing Bank (a) the amount set forth opposite such Lender’s name on Schedule I(A) hereto under the caption “Letter of Credit Commitment” or (b) in the case of each Initial Issuing Bank that has entered into an Assignment and Acceptance and in the case of each other Issuing Bank, the amount set forth for such Issuing Bank in the Register maintained by the Agent pursuant to Section 8.07(d) as such Issuing Bank’s “Letter of Credit Commitment”, as such amount may be reduced pursuant to Section 2.05.

“Letter of Credit Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate drawn amount of all Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Letter of Credit Exposure of any Lender at any time shall be its Ratable Share of the total Letter of Credit Exposure at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Facility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks’ Letter of Credit Commitments at such time and (b) $100,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan” means any extension of credit by a Lender to the Borrower under Article II in the form of an Advance or a Swing Line Loan.

“Loan Document” means this Agreement, the Notes, the other L/C Related Documents, Fee Letter and each Subsidiary Guaranty delivered pursuant to Section 5.01(j).

“Loan Parties” means the Borrower and each Subsidiary that is a party to a Subsidiary Guaranty delivered pursuant to Section 5.01(j).

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“Louisiana Timber Procurement” means Louisiana Timber Procurement Company, L.L.C., a Delaware limited liability company.

“Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of aggregate consideration (including assumption of debt and deferred purchase price) by the Borrower and its Subsidiaries in excess of $350,000,000.

“Material Adverse Change” means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Lenders under any Loan Document (including with respect to the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby or thereby) or (c) the ability of the Loan Parties to perform their obligations under the Loan Documents.

“Material Subsidiary” means, at any time, any Subsidiary (other than Louisiana Timber Procurement, for so long as the Borrower does not own more than 50% of the capital stock of such entity) that, together with its Subsidiaries, has (a) Consolidated assets with a value of not less than 10% of the total value of the assets of the Borrower and its Subsidiaries, taken as a whole, or (b) Consolidated EBITDA not less than 10% of the Consolidated EBITDA of the Borrower and its Subsidiaries, taken as a whole, in each case as of the end of or for the most recently completed fiscal quarter of the Borrower as to which financial statements have been delivered pursuant to Section 5.01(i).

“Mizuho” means Mizuho Bank, Ltd., and its successors and assigns.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or is obligated to make contributions, or has within any of the preceding five plan years made or been obligated to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Non-Recourse” means, with respect to any Person, any financing by such Person in respect of which recourse for payment (subject to exceptions for fraud, misapplication of funds, voluntary bankruptcy, collusive involuntary bankruptcy and other customary exceptions to non-recourse liability) is contractually limited to specific assets of such Person.

“Note” means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender.

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“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Issuance” has the meaning specified in Section 2.03(a).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning specified in Section 8.07(e).

“Participant Register” has the meaning specified in Section 8.07(e).

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s, repairmen’s and customs Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days unless being contested in good faith by proper proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances, restrictions or deficiencies on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

“Permitted Receivables Financing” means any financing pursuant to which the Borrower or any Subsidiary may sell, convey, or otherwise transfer to a Receivables Subsidiary or any other Person, or grant a security interest in, any accounts receivable (and related assets) of the Borrower or such Subsidiary, provided that such financing shall be on customary market terms and shall be with limited or no recourse to the Borrower and its Subsidiaries (other than the Receivables Subsidiary) except to the extent customary for such transactions.

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“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Prime Rate” means the per annum rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Public Debt Rating” means, as of any date, the rating that has been most recently announced by either S&P or Moody’s, as the case may be, for any class of non‑credit enhanced long‑term senior unsecured debt issued by the Borrower or, if either such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set based upon the Gross Leverage Ratio; (c) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating unless such ratings differ by two or more levels, in which case the applicable level will be deemed to be one level above the lower of such levels; (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.

“Public Filings” means the Borrower’s filings with the Securities and Exchange Commission on Form 10-K for the year ending December 31, 2020, on Form 10-Q for the quarter ending March 31, 2021 and on Form 8-K at any time after March 31, 2021 and at least five Business Days prior to the Closing Date.

“Ratable Share” of any amount means, with respect to any Lender at any time, (a) with respect to the Revolving Credit Facility, the product of (i) a fraction the numerator of which is the amount of such Lender’s Revolving Credit Commitment at such time and the denominator of which is the aggregate Revolving Credit Commitments at such time; provided that if the Revolving Credit Commitments have been terminated, the numerator shall be the outstanding principal amount of such Lender’s Revolving Credit Exposure and the denominator shall be the outstanding principal amount of the Revolving Credit Exposure of all Lenders and (ii) such amount; provided that in the case of Section 2.19 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Credit Commitment shall be disregarded in such calculation, and (b) for purposes of Section 7.05, the product of (i) a fraction the numerator of which is the amount of such Lender’s Revolving Credit Commitment at such time (or, if the Revolving Credit Commitments have been terminated, the outstanding principal amount of such Lender’s Revolving Credit Exposure) and the denominator of which is the aggregate Revolving Credit Commitments at such time (or, if the Revolving Credit Commitments have been terminated, the outstanding principal amount of the Revolving Credit Exposure of all Lenders), and (ii) such amount.

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“Receivables Subsidiary” means a bankruptcy‑remote, special‑purpose wholly owned Subsidiary formed in connection with a Permitted Receivables Financing.

“Recipient” means the Agent, any Lender, any Issuing Bank, the Swing Line Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 8.07(d).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate amount of Revolving Credit Exposure of all Lenders at such time and (b) the aggregate Unused Revolving Credit Commitments at such time; provided that the Commitment of, and (i) the portion of the aggregate principal amount of the Advances outstanding at such time, (ii) the portion of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the portion of the aggregate principal amount of Swing Line Loans outstanding at such time and (iv) the portion of the aggregate Unused Revolving Credit Commitments at such time, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. For purposes of this definition, the Available Amount of each Letter of Credit shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments. With respect to any matter requiring the approval of the Required Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 8.07(i) as to such matter.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief financial officer, the chief executive officer, the treasurer, the controller or any assistant treasurer of the Borrower, and any other officer of the Borrower so designated by any of the foregoing officers in a notice to the Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Agent. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower. To the extent requested by the Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Agent, appropriate authorization documentation, in each case, in form and substance reasonably satisfactory to the Agent.

“Revolving Credit Commitment” means as to any Lender (a) the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Revolving Credit Commitment”, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the amount set forth in such Assumption Agreement or (c) if such Lender has entered into an Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d) as such Lender’s “Revolving Credit Commitment”, as such amount may be reduced pursuant to Section 2.05 or increased pursuant to Section 2.18. The amount of the aggregate Revolving Credit Commitments of all of the Revolving Lenders as in effect on the Closing Date is THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000).

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“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (i) the outstanding principal amount of such Lender’s Advances plus (ii) its Letter of Credit Exposure plus (iii) its participations in Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate of the Revolving Credit Commitments at such time.

“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Sanctioned Lender” means a Lender that is a Sanctioned Person.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by any Sanctions Authority, (b) any Person operating, organized or resident in a Sanctioned Country in violation of Sanctions or (c) any Person more than 20% owned or controlled by any one or more Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any applicable Sanctions Authority.

“Sanctions Authority” means each of OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, and His Majesty’s Treasury of the United Kingdom.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvency” and “Solvent” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur

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debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. Unless otherwise specified herein, any reference to a Subsidiary shall mean a Subsidiary of the Borrower.

“Subsidiary Guarantor” means Boise White Paper, L.L.C. and each other Subsidiary that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

“Subsidiary Guaranty” means (a) the Subsidiary Guaranty dated as of the Closing Date and (b) any additional guaranty of the Subsidiary Guarantors delivered pursuant to Section 5.01(j).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.22.

“Swing Line Commitment” means as to any Lender (a) the amount set forth opposite such Lender’s name on Schedule I(B) hereof or (b) if such Lender has entered into an Assignment and Acceptance or has otherwise assumed a Swing Line Commitment after the Closing Date, the amount set forth for such Lender as its Swing Line Commitment in the Register maintained by the Agent pursuant to Section 8.07(d).

“Swing Line Lender” means Mizuho, in its capacity as provider of Swing Line Loans hereunder, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.22(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.22(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Note” means a promissory note of the Borrower payable to the order of the Swing Line Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit G hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Swing Line Loans made by the Swing Line Lender.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $20,000,000 and (b) the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier of (i) June 8, 2026, as such date may be extended pursuant to Section 2.23, and (ii) the date of termination in whole of the Revolving Credit Commitments, the Swing Line Commitment and the Letter of Credit Commitments pursuant to Section 2.05 or Section 6.01.

“Term SOFR Borrowing” means, as to any Borrowing, the Term SOFR Rate Loans comprising such Borrowing.

“Term SOFR Rate” means,

(a) for any calculation with respect to a Term SOFR Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Term SOFR Lending Office” in its Administrative Questionnaire or in the Assumption

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Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

“Term SOFR Rate Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Type” refers to the distinction between Loans bearing interest at the Base Rate and Loans bearing interest at Adjusted Term SOFR.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unused Revolving Credit Commitment” means, with respect to each Lender at any time, (a) such Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender’s Ratable Share of the aggregate Available Amount of all the Letters of Credit outstanding at such time, plus (iii) such Lender’s Ratable Share of the aggregate amount of all Swing Line Loans outstanding at such time.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Voting Participant” has the meaning assigned to such term in Section 8.07(i).

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are

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described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Other Interpretive Provisions. In this Agreement (a) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (b) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and (c) unless otherwise specified herein, (i) any reference to an agreement or other document means such agreement or other document as from time to time amended, supplemented or otherwise modified and (ii) any reference to a law means such law as amended, modified or replaced from time to time and the rules and regulations issued thereunder.

Section 1.03 Accounting Terms.

(a) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect in the United States from time to time (“GAAP”), provided that (i) if there is any change in GAAP from such principles applied in the preparation of the audited financial statements referred to in Section 4.01(e) (“Initial GAAP”), that is material in respect of the calculation of compliance with the covenants set forth in Section 5.03, the Borrower shall give prompt notice of such change to the Agent and the Lenders, and (ii) if the Borrower notifies the Agent that the Borrower requests an amendment of any provision hereof to eliminate the effect of any change in GAAP (or the application thereof) from Initial GAAP (or if the Agent or the Required Lenders request an amendment of any provision hereof for such purpose), regardless of whether such notice is given before or after such change in GAAP (or the application thereof), then such provision shall be applied on the basis of generally accepted accounting principles as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith.

(b) Notwithstanding the foregoing clause (a), (i) for purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Borrower to measure an item of Debt using fair value (as permitted by FASB 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made; (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded; and (iii) for purposes of determining compliance with any covenant contained herein, whether a lease constitutes a capital lease, and whether obligations arising under such lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense in such lessee’s financial statements, shall be determined in accordance with GAAP as in effect as of December 31, 2018 notwithstanding any modification or interpretive change occurring thereafter.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

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Section 1.04 Disclaimer and Exculpation With Respect to any Rate.

The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to Base Rate, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR, or any Benchmark or with respect to any alternative, successor or replacement rate thereof (including any Benchmark Replacement), or any calculation, component definition thereof or rate referenced in the definition thereof, including, without limitation, (i) any such alternative, successor or replacement rate (including any Benchmark Replacement) implemented pursuant to Section 2.21, upon the occurrence of a Benchmark Transition Event, and (ii) the effect, implementation or composition of any Conforming Changes pursuant to Section 2.21(b), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, Base Rate, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR or any Benchmark or have the same volume or liquidity as did Base Rate, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR or any Benchmark prior to its discontinuance or unavailability. In addition, the discontinuation of Base Rate, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR or any Benchmark and any alternative, successor or replacement reference rate may result in a mismatch between the reference rate referenced in this Agreement and your other financial instruments, including potentially those that are intended as hedges. The Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of Base Rate, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR, any Benchmark or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, with all determinations of such Base Rate, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR, any Benchmark or such alternative, successor or replacement rate by the Agent to be conclusive, absent manifest error. The Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Daily Simple SOFR, any Benchmark or any such alternative, successor or replacement rate, in each case pursuant to the terms of this Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time), and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.05 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.06 Divisions.

Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, partnership, or other business organization, or an allocation of assets to a series of a limited liability company, partnership, or other business organization (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, partnership, or

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other business organization shall constitute a separate Person hereunder (and each division of any limited liability company, partnership, or other business organization that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Article II
AMOUNTS AND TERMS OF THE ADVANCES and
LETTERS OF CREDIT

Section 2.01 The Advances and Letters of Credit.

(a) Advances. Each Lender severally agrees, on the terms and conditions set forth herein, to make advances on a revolving basis (each, an “Advance”) to the Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an amount not to exceed such Lender’s Unused Revolving Credit Commitment at such time. Within the limits of each Lender’s Revolving Credit Commitment, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(a). The Advances may be Base Rate Loans or Term SOFR Rate Loans or both, as further provided herein.

(b) Letters of Credit. Each Issuing Bank agrees, subject to Section 2.19(d), on the terms and conditions set forth herein, to issue standby letters of credit (including the Existing Letters of Credit, each, a “Letter of Credit”) for the account of the Borrower or any Subsidiary from time to time on any Business Day during the period from the Closing Date until 30 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by each Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank’s Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Lenders at such time. Other than as specified on Schedule 2.01(b), no Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than (x) the date that is one year after the date of issuance thereof and (y) except as provided in Section 2.03(a)(ii), 10 Business Days prior to the Termination Date. Within the limits of the Letter of Credit Facility and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(b). Each letter of credit listed on Schedule 2.01(b) shall be deemed to constitute a Letter of Credit issued hereunder, and each Lender that is an issuer of such a Letter of Credit shall, for purposes of Section 2.03, be deemed to be an Issuing Bank for each such letter of credit, provided than any renewal or replacement of any such letter of credit shall be issued by an Issuing Bank pursuant to the terms of this Agreement.

Section 2.02 Making the Loans.

(a) Except as otherwise provided in Section 2.03, each Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Term SOFR Rate Loans or (y) 11:00 A.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Loans, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or telecopier in substantially the form of Exhibit B hereto, or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer, specifying therein the requested (i)

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date of such Borrowing, (ii) Type of Loans comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Term SOFR Rate Loans, initial Interest Period for such Loans. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent’s Account, in same day funds, such Lender’s Ratable Share of such Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent’s address referred to in Section 8.02.

(b) Each Borrowing of Term SOFR Rate Loans shall be in an amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and each Borrowing of Base Rate Loans shall be in an amount of $500,000 or a whole multiple of $100,000 in excess thereof; provided that if the Lenders fund their participation interests in any Letter of Credit pursuant to Section 2.03(c), the resulting Borrowing may be in the amount of the payment made by the applicable Issuing Bank in respect of such Letter of Credit. Borrowings comprised of Term SOFR Rate Loans may not be outstanding as part of more than ten separate Interest Periods.

(c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Term SOFR Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing the applicable conditions set forth in Article III, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing when such Loan, as a result of such failure, is not made on such date.

(d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender’s Ratable Share of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with clause (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Share available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

Section 2.03 Issuance of and Drawings and Reimbursement Under Letters of Credit.

(a) Request for Issuance.

(i) Each Letter of Credit shall be issued upon notice, given not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed issuance

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of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by the Borrower to any Issuing Bank, and such Issuing Bank shall give the Agent prompt notice thereof. Each such notice of issuance of a Letter of Credit (a “Notice of Issuance”) shall be by telephone, confirmed immediately in writing, or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such customary application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a “Letter of Credit Agreement”). If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. For the avoidance of doubt, (x) the applicable conditions set forth in Article III may be deemed fulfilled unless the applicable Issuing Bank has received written notice from any Lender, the Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more of such conditions shall not then be satisfied and (y) if the applicable conditions set forth in Article III have not been fulfilled, the applicable Issuing Bank (1) shall not issue, or increase the face amount of, the applicable Letter of Credit and (2) shall have the right (or, upon the request of the Required Lenders, the obligation) not to permit any renewal of the applicable Letter of Credit. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern. Effective on the Closing Date, all Existing Letters of Credit shall be deemed to have been issued pursuant hereto and shall be subject to and governed by the terms and conditions hereof.

(ii) An Issuing Bank may, in its sole discretion, issue one or more Letters of Credit hereunder, with expiry dates later than 10 Business Days prior to the scheduled Termination Date (the “L/C Cash Collateral Date”), based upon the Borrower’s agreement to provide cash collateral to such Issuing Bank (or, if agreed upon, the Agent) relating to such Letters of Credit on or before the L/C Cash Collateral Date in accordance with the terms of Section 2.19 (and, upon receipt of such cash collateral by the Issuing Bank or the Agent, as applicable, the Lenders’ participation interests in such Letters of Credit shall terminate on the Termination Date). In the event the Borrower fails to cash collateralize the outstanding Letter of Credit Exposure on the L/C Cash Collateral Date, each outstanding Letter of Credit shall automatically be deemed to be drawn in full, and the Borrower shall be deemed to have requested a Base Rate Loan to be funded by the Lenders on the L/C Cash Collateral Date to reimburse such drawing (with the proceeds of such Base Rate Loan being used to cash collateralize outstanding Letter of Credit Exposure as set forth in Section 2.19) in accordance with the provisions of Section 2.03(c). The funding by a Lender of its Ratable Share of such Base Rate Loan, to cash collateralize the outstanding Letter of Credit Exposure on the Termination Date shall be deemed payment by such Lender in respect of its participation interest in such Letters of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Agreement, an Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later

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than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Cash Collateral Date; provided, however, that the applicable Issuing Bank shall not permit any such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Agent that the Required Lenders have elected not to permit such extension or (2) from the Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 3.02 is not then satisfied, and in each such case directing the applicable Issuing Bank not to permit such extension.

(iv) No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

1. any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such Issuing Bank in good faith deems material to it; or

2. the issuance of the Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(b) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Ratable Share of the aggregate amount available to be drawn under such Letter of Credit. The Borrower hereby agrees to each such participation. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender’s Ratable Share of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the Borrower on the date made, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that its

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participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Ratable Share of the Available Amount of such Letter of Credit at each time such Lender’s Revolving Credit Commitment is amended pursuant to an assignment in accordance with Section 8.07 or otherwise pursuant to this Agreement.

(c) Drawing and Reimbursement. The payment by an Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of an Advance, which shall be a Base Rate Loan, in the amount of such draft. Each Issuing Bank shall give prompt notice of each drawing under any Letter of Credit issued by it to the Borrower and the Agent. Upon written demand by such Issuing Bank to the Agent, which the Agent shall promptly forward to the Lenders, each Lender shall pay to the Agent such Lender’s Ratable Share of such outstanding Advance, by making available for the account of its Applicable Lending Office to the Agent for the account of such Issuing Bank, by deposit to the Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Advance to be funded by such Lender. Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank. Each Lender agrees to fund its Ratable Share of an outstanding Advance on (i) the Business Day on which demand therefor is made by such Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. If and to the extent that any Lender shall not have so made the amount of such Advance available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by any such Issuing Bank until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute an Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

(d) Letter of Credit Reports. Each Issuing Bank shall furnish (i) to the Agent on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by it during the preceding month and drawings during such month under all Letters of Credit and (ii) to the Agent on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by it. The Agent shall promptly forward to each Lender each report received by it in accordance with this Section 2.03(d).

(e) Failure to Make Advances. The failure of any Lender to make the Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on such date.

(f) Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, including any such agreement applicable to an Existing Letter of Credit, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the Issuing Bank shall not be responsible to the Borrower for, and the Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements or official commentary of the ICC

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Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

Section 2.04 Fees.

(a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender’s Revolving Credit Commitment, from the Closing Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing June 30, 2021, and on the Termination Date.

(b) Letter of Credit Fees.

(i) The Borrower shall pay to the Agent for the account of each Lender a commission on such Lender’s Ratable Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin for Term SOFR Rate Loans in effect from time to time (plus 2% per annum at any time Default Interest applies pursuant to Section 2.07(b)), payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing June 30, 2021, and on the Termination Date and after the Termination Date payable upon demand.

(ii) The Borrower shall pay to each Issuing Bank for its own account such fronting, issuance and other reasonable fees as may from time to time be agreed in writing between the Borrower and such Issuing Bank.

(c) Agent’s Fees. The Borrower shall pay to the Agent for its own account (i) such fees in the amounts and at the times specified in the Fee Letter and (ii) such fees as may from time to time be agreed between the Borrower and the Agent.

Section 2.05 Optional Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days’ notice (or, if the facilities are to be refinanced in full, upon notice given on the date of such termination) to the Agent, to terminate in whole or permanently reduce in part the Unused Revolving Credit Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be made ratably among the Revolving Lenders in accordance with their Revolving Credit Commitments.

Section 2.06 Repayments.

(a) Advances and Swing Line Loans.

(i) The Borrower shall repay to the Agent for the account of each Lender on the Termination Date the aggregate principal amount of the applicable Advances made by such Lender and then outstanding.

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(ii) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Termination Date. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Swing Line Lender, the Borrower shall repay the outstanding Swing Line Loans made by the Swing Line Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Line Loan.

(b) Letter of Credit Reimbursements. The obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument, in each case, relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by the Borrower thereof):

(i) any lack of validity or enforceability of this Agreement, any Letter of Credit, any Letter of Credit Agreement or any other agreement or instrument, in each case, relating thereto (all of the foregoing being, collectively, the “L/C Related Documents”);

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(iii) the existence of any claim, set‑off, defense or other right that the Borrower may have at any time against any beneficiary or transferee of a Letter of Credit (or any Person for which any such beneficiary or transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

(iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

(vi) any exchange, release or non‑perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a Subsidiary Guarantor.

Section 2.07 Interest on Loans.

(a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan owing to each Lender from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

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(i) Base Rate Loans. During such periods as such Loan is a Base Rate Loan (including any Swing Line Loan), a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods and on the date such Base Rate Loan shall be Converted or paid in full.

(ii) Term SOFR Rate Loan. During such periods as such Loan is a Term SOFR Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of (x) Adjusted Term SOFR for such Interest Period for such Loan plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last Business Day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Term SOFR Rate Loan shall be Converted or paid in full.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall, upon the request of the Required Lenders (or automatically during the continuance of an Event of Default under (x) Section 6.01(a) with respect to the payment of any principal of any Loan or (y) Section 6.01(e)), pay interest (“Default Interest”) on (i) the principal amount of each Loan owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Loan pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Loans pursuant to clause (a)(i) above, provided, however, that following acceleration of the Loans pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Required Lenders and such interest shall be payable on demand.

Section 2.08 Interest Rate Determination.

(a) Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest Period”, the Agent shall give prompt notice to the Borrower and each Lender of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii).

(b) If, prior to the end of any Interest Period for any Borrowing of Term SOFR Rate Loans, the Borrower shall fail to give notice of the election of a new Interest Period for such Borrowing in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Term SOFR Rate Loans will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Loans.

(c) On the date on which the aggregate unpaid principal amount of Term SOFR Rate Loans comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $3,000,000, such Loans shall automatically Convert into Base Rate Loans.

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(d) Upon the occurrence and during the continuance of any Event of Default, (i) each Term SOFR Rate Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan and (ii) the obligation of the Lenders to make, or to Convert Loans into, Term SOFR Rate Loans shall be suspended.

(e) (e) Subject to Section 2.21, if, on or prior to the first day of any Interest Period for any Term SOFR Rate Loan:

(i) the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, and

(ii) the Required Lenders determine that for any reason in connection with any request for a Term SOFR Rate Loan or a Conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Rate Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Agent.

then, in each case, the Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Agent to the Borrower, any obligation of the Lenders to make Term SOFR Rate Loans, and any right of the Borrower to continue Term SOFR Rate Loans or to Convert Base Rate Loans to Term SOFR Rate Loans, shall be suspended (to the extent of the affected Term SOFR Rate Loans or affected Interest Periods) until the Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, Conversion to or continuation of Term SOFR Rate Loans (to the extent of the affected Term SOFR Rate Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have Converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Rate Loans will be deemed to have been Converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such Conversion, the Borrower shall also pay accrued interest on the amount so Converted, together with any additional amounts required pursuant to Section 8.04(c). Subject to Section 2.21, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such determination.

Section 2.09 Optional Conversion of Loans. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all or any portion of any Loans of one Type comprising the same Borrowing into Loans of the other Type; provided, however, that any Conversion of Term SOFR Rate Loans into Base Rate Loans shall be made only on the last day of an Interest Period for such Term SOFR Rate Loans, any Conversion of Base Rate Loans into Term SOFR Rate Loans shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Loans shall result in more separate Borrowings of Term SOFR Rate Loans than permitted under Section 2.02(b) and each Conversion of Loans comprising part of the same Borrowing shall be made ratably among the Lenders in accordance with their applicable Ratable Shares. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loans to be Converted, and (iii) if such Conversion is into Term SOFR Rate Loans, the

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duration of the initial Interest Period therefor. Each notice of Conversion shall be irrevocable and binding on the Borrower.

Section 2.10 Prepayments of Loans. The Borrower may on any Business Day, upon notice to the Agent (such notice to be in a form reasonably acceptable to the Agent, submitted by a Responsible Officer) not later than 11:00 A.M. (New York City time) stating the date and aggregate principal amount of a proposed prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of Loans comprising part of the same Borrowing in whole or ratably in part, or prepay outstanding Swing Line Loans, in each case, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except that any prepayment of Base Rate Loans may be in any amount that causes the aggregate principal amount of all outstanding Base Rate Loans to be an integral multiple of $1,000,000. In the event of any prepayment of Term SOFR Rate Loans, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c). Subject to the foregoing terms, amounts prepaid under this Section 2.10 shall be applied as the Borrower may elect; provided that if the Borrower shall fail to specify its elected application with respect to any voluntary prepayment, such voluntary prepayment shall be applied first to Base Rate Loans and then to Term SOFR Rate Loans in direct order of Interest Period maturities. Each such prepayment shall be applied to the Loans of the applicable Lenders in accordance with their respective applicable Ratable Shares. In the event that the Revolving Credit Exposure exceeds the aggregate Revolving Credit Commitments at any time (for example, because the issuance of a Letter of Credit by an Issuing Bank on the same date that a new Advance is funded inadvertently causes the Revolving Credit Exposure to exceed the aggregate Revolving Credit Commitments as of such date), the Borrower shall prepay Advances, prepay Swing Line Loans and/or cash collateralize the Letter of Credit Exposure in an aggregate amount necessary to eliminate such excess; provided, however, that the Borrower shall not be required to cash collateralize the Letter of Credit Exposure pursuant to this Section 2.10 unless after giving effect to any concurrent prepayment of Advances and/or Swing Line Loans, the Revolving Credit Exposure exceeds the aggregate Revolving Credit Commitments then in effect.

Section 2.11 Increased Costs.

(a) If, due to either (i) any Change in Law or (ii) the compliance with any guideline or request issued after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Term SOFR Rate Loans or agreeing to issue or of issuing or maintaining or participating in Letters of Credit (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern) and (ii) changes after the date hereof in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be prima facie evidence of the correctness thereof for all purposes, absent manifest error.

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(b) If any Lender reasonably determines that any Change in Law or compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) adopted or issued after the date hereof affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender’s commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be prima facie evidence of the correctness thereof for all purposes, absent manifest error.

(c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the change or circumstance giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the change or circumstance giving rise to such increased costs or reductions is retroactive, then the six‑month period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.12 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make Term SOFR Rate Loans, and any right of the Borrower to continue Term SOFR Rate Loans or to convert Base Rate Loans to Term SOFR Rate Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each affected Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Agent), prepay or, if applicable, convert all Term SOFR Rate Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Term SOFR Rate Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Term SOFR Rate Loans to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.11.

Section 2.13 Payments and Computations.

(a) The Borrower shall make each payment hereunder, irrespective of any right of counterclaim or set‑off, not later than 11:00 A.M. (New York City time) on the day when due in dollars to the Agent at the Agent’s Account in same day funds. The Agent will promptly thereafter

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cause to be distributed like funds relating to the payment of principal or interest or fees or commissions ratably (other than amounts payable pursuant to Section 2.03, 2.11, 2.12, 2.14, 2.20 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder pursuant to Section 2.18, and upon the Agent’s receipt of such Lender’s Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) All computations of interest based on the prime rate component of the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on Adjusted Term SOFR or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, facility fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on Term SOFR Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

Section 2.14 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable laws. If any applicable laws (as determined in the good faith discretion of the Agent) require the deduction or withholding of any Tax from any

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such payment by the Agent or a Loan Party, then the Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to clause (e) below.

(ii) If any Loan Party or the Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Agent shall withhold or make such deductions as are determined by the Agent to be required based upon the information and documentation it has received pursuant to clause (e) below, (B) the Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.14) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to clause (e) below, (B) such Loan Party or the Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.14) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of clause (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an Issuing

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Bank for any reason fails to pay indefeasibly to the Agent as required pursuant to Section 2.14(c)(ii) below.

(ii) Each Lender and each Issuing Bank shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Agent against any Indemnified Taxes attributable to such Lender or such Issuing Bank (but only to the extent that any Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.07(d) relating to the maintenance of a Participant Register and (z) the Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or such Issuing Bank, in each case, that are payable or paid by the Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender and each Issuing Bank hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Agent under this clause (ii).

(d) Evidence of Payments. Upon request by any Loan Party or the Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Agent to a Governmental Authority as provided in this Section 2.14, each Loan Party shall deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

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1. any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

2. any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed originals of Internal Revenue Service Form W-8ECI,

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(D) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

3. any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender

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becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

4. if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.14 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an Issuing Bank, or have any obligation to pay to any Lender or any Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such Issuing Bank, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.14, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this clause the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause shall not be construed to require any Recipient to make available its

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tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender or an Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations.

(h) For purposes of determining withholding Taxes imposed by FATCA, from and after the Closing Date, the Borrower and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation 1.1471-2(b)(2)(i).

Section 2.15 Sharing of Payments, Etc.

(a) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set‑off, or otherwise) on account of the Loans owing to it (other than pursuant to Section 2.11, 2.12, 2.14, 2.20 or 8.04(c)) in excess of its ratable share of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set‑off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

(b) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.03(b) or (c), 2.02(d), 2.15(a), 2.22(c) or 7.05(a), then the Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Agent for the account of such Lender for the benefit of the Agent, the Swing Line Lender or any Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Agent in its discretion.

Section 2.16 Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Loans. The Borrower agrees that (i) upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Loans owing to, or to be made by, such Lender,

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the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender and (ii) upon notice by the Swing Line Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for the Swing Line Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Swing Line Loans owing to, or to be made by, the Swing Line Lender, the Borrower shall promptly execute and deliver to such Lender a Swing Line Note payable to the order of the Swing Line Lender.

(b) The Register maintained by the Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Loans comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender’s share thereof.

(c) Entries made in good faith by the Agent in the Register pursuant to clause (b) above, and by each Lender in its account or accounts pursuant to clause (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

Section 2.17 Use of Proceeds. The proceeds of the Revolving Credit Facility shall be available (and the Borrower agrees that it shall use such proceeds) solely for (i) working capital, (ii) repayment of any outstanding revolving loans under the Existing Credit Agreement, and (iii) lawful corporate purposes of the Borrower and its Subsidiaries.

Section 2.18 Increase in the Aggregate Commitments. The Borrower may, at any time but in any event not more than twice in any calendar year, by notice to the Agent, request an increase to the aggregate amount of the Revolving Credit Commitments (an “Increase”), with all such Increases to be in an aggregate amount not to exceed $250,000,000 and to be effective as of a date that is at least 90 days prior to the Termination Date (the “Increase Date”) as specified in the related notice to the Agent; provided, however, that (i) the requested Increase shall be an amount of $20,000,000 or an integral multiple of $5,000,000 in excess thereof and (ii) on the date of any request by the Borrower for an Increase and on the related Increase Date (A) the representations and warranties contained in Section 4.01 shall be true and correct (except to the extent such representation and warranty is qualified by Material Adverse Effect or other materiality, in which case it shall be true and correct in all respects) on and as of such date, before and after giving effect to such Increase, as though made on and as of such date and (B) no event has occurred and is continuing, or would result from such Increase, that constitutes a Default and (iv) no Increase with respect to the Revolving Credit Commitments shall increase the sublimit under the Letter of Credit Facility.

(a) If the Borrower requests an Increase, the Agent shall promptly notify such Lenders or Eligible Assignees as the Borrower may direct of a request by the Borrower for an Increase, which notice shall include (A) the proposed amount of such requested Increase, (B) the proposed Increase Date and (C) the date by which Lenders wishing to participate in the Increase must commit to an increase in the amount of their respective Commitments. Each such Lender that is willing to participate in such requested Increase (each an “Increasing Revolving Lender”) shall, in its sole discretion, give written notice to the Agent on or prior to the relevant deadline of the amount by

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which it is willing to increase its Revolving Credit Commitment. The requested Increase shall be allocated among the Lenders willing to participate therein and the applicable Assuming Lenders in such amounts as are agreed between the Borrower and the Agent. Any Lender failing to notify the Agent by the relevant deadline shall be deemed to have declined to increase its Revolving Credit Commitment.

(b) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Increase in accordance with Section 2.18(a) (each such Eligible Assignee, an “Assuming Revolving Lender”) shall become a Lender party to this Agreement as of such Increase Date and the Revolving Credit Commitment of each Increasing Lender for such requested Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.18(a) as of such Increase Date); provided, however, that the Revolving Credit Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and the Agent shall have received on or before such Increase Date the following, each dated such date:

(i) certified copies of resolutions of the Board of Directors of the Borrower or the Executive Committee of such Board authorizing the Increase (to the extent not authorized by resolutions previously delivered pursuant hereto);

(ii) an opinion of counsel for the Borrower (which may be in‑house counsel);

(iii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Agent (each an “Assumption Agreement”), duly executed by such Eligible Assignee, the Agent and the Borrower; and

(iv) confirmation from each Increasing Lender of the increase in the amount of its Revolving Credit Commitment in a writing satisfactory to the Borrower and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.18(b), the Agent shall notify the Lenders (including each Assuming Revolving Lender) and the Borrower, on or before 1:00 P.M. (New York City time), of the occurrence of the Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Revolving Lender and each Assuming Revolving Lender on such date. Each Increasing Revolving Lender and each Assuming Revolving Lender shall, before 2:00 P.M. (New York City time) on the Increase Date, make available for the account of its Applicable Lending Office to the Agent at the Agent’s Account, in same day funds, in the case of such Assuming Revolving Lender, an amount equal to such Assuming Revolving Lender’s ratable portion of the Advances then outstanding (calculated based on its Revolving Credit Commitment as a percentage of the aggregate Revolving Credit Commitments outstanding after giving effect to the relevant Increase) and, in the case of such Increasing Revolving Lender, an amount equal to the excess of (i) such Increasing Revolving Lender’s ratable portion of the Advances then outstanding (calculated based on its Revolving Credit Commitment as a percentage of the aggregate Revolving Credit Commitments outstanding after giving effect to the relevant Increase) over (ii) such Increasing Revolving Lender’s ratable portion of the Advances then outstanding (calculated based on its Revolving Credit Commitment (without giving effect to the relevant Increase) as a percentage of the aggregate Revolving Credit Commitments (without giving effect to the relevant Increase). After the Agent’s receipt of such funds

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from each such Increasing Revolving Lender and each such Assuming Revolving Lender, the Agent will promptly thereafter cause to be distributed like funds to the other Lenders for the account of their respective Applicable Lending Offices in an amount to each other Lender such that the aggregate amount of the outstanding Advances owing to each Lender after giving effect to such distribution equals such Lender’s ratable portion of the Advances then outstanding (calculated based on its Revolving Credit Commitment as a percentage of the aggregate Revolving Credit Commitments outstanding after giving effect to the relevant Increase).

Section 2.19 Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) (x) Each Defaulting Lender shall be entitled to receive any facility fee pursuant to Section 2.04(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding amount of the Advances funded by it and (2) its Ratable Share of the stated amount of Letters of Credit for which it has provided cash collateral (and the Borrower shall (A) be required to pay to each Issuing Bank the amount of such fee allocable to its Letter of Credit Exposure arising from that Defaulting Lender, (B) with respect to any facility fee that a Defaulting Lender is not entitled to receive pursuant to clause (x) above, be required to pay (without duplication of any other payment obligation of the Borrower with respect to facility fees) to the Agent for the account of each non-Defaulting Lender that portion of any such facility fee otherwise payable for the account of such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit and Swing Line Loans that has been reallocated to such non-Defaulting Lenders pursuant to clause (c) below and (C) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided cash collateral satisfactory to the applicable Issuing Bank pursuant to this Section 2.19 shall be payable, to the maximum extent permitted by applicable law, to the other Lenders in accordance with the upward adjustments in their respective Ratable Shares allocable to such Letter of Credit pursuant to Section 2.19(c) with the balance of such fee, if any, payable to the applicable Issuing Bank for its own account.

(b) subject to the last sentence of Section 8.01, the Unused Revolving Credit Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether any group of Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 8.01);

(c) if any Letter of Credit Exposure exists or any Swing Line Loans are outstanding at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Letter of Credit Exposure and participations in outstanding Swing Line Loans of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Letter of Credit Exposure plus such Defaulting Lender’s participations in outstanding Swing Line Loans does not exceed the total of all

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non-Defaulting Lenders’ Revolving Credit Commitments and (B) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one Business Day following the Borrower’s receipt of a written request from the Agent, first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and second, cash collateralize for the benefit of the applicable Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 6.02 for so long as such Letter of Credit Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.04(b)(i) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is cash collateralized;

(iv) if the Letter of Credit Exposure and participations in Swing Line Loans of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.04(b)(i) shall be adjusted in accordance with such non-Defaulting Lenders’ Ratable Shares; and

(v) if all or any portion of such Defaulting Lender’s Letter of Credit Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Banks or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such Letter of Credit Exposure) and letter of credit fees payable under Section 2.04(b)(i) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to the applicable Issuing Bank until and to the extent that such Letter of Credit Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, (i) no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Exposure will be 100% covered by the Commitments and Letter of Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.19(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein) and (ii) the Swing Line Lender shall not be required to make any Swing Line Loans, unless it is satisfied that it shall have no Fronting Exposure after giving effect to such Swing Line Loan).

If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) any Issuing Bank and/or the Swing Line Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, (x) such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, and (y) the Swing Line Lender shall not be required to make any Swing Line Loans, unless the Issuing Bank and/or Swing Line Lender, as applicable, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank and/or Swing Line

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Lender, as applicable, to defease any risk remaining (after giving effect to any reallocation or the provision of cash collateral as provided above) to it in respect of such Lender hereunder.

In the event that the Agent, the Borrower, the Swing Line Lender and the Issuing Banks each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then (x) the Letter of Credit Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Letter of Credit Commitment and (y) on such date as is reasonably determined by the Agent such Lender shall purchase at par such of the Loans of the other Lenders and the participations in Swing Line Loans as the Agent shall determine may be necessary in order for such Lender to hold such Loans and participations in Swing Line Loans in accordance with its Ratable Share (and such Lender shall be responsible for any resulting breakage costs).

Section 2.20 [Reserved]

Section 2.21 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b) Benchmark Replacement Conforming Changes. In connection with either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, the Agent will have the right (in consultation with the Borrower) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.21(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.21, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or

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refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.21.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected Term SOFR Rate Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 2.22 The Swing Line.

(a) Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.22, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the total outstanding amount of Advances plus outstanding Letters of Credit plus outstanding Swing Line Loans shall not exceed the aggregate Revolving Credit Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Revolving Credit Commitment, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by the making of such Swing Line Loan may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.22, prepay under Section 2.10, and reborrow under this Section 2.22. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line

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Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Ratable Share times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 or a whole multiple of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.22(a), or (B) that one or more of the applicable conditions specified in Article III is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Ratable Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 3.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Borrowing Notice promptly after delivering such notice to the Agent. Each Lender shall make an amount equal to its Ratable Share of the amount specified in such Borrowing Notice available to the Agent in immediately available funds (and the Agent may apply cash collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Agent’s Office not later than 1:00 p.m. on the day specified in such Borrowing Notice, whereupon, subject to Section 2.22(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing in accordance with Section 2.22(c)(i), the request for Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Agent for the account of the Swing Line Lender pursuant to Section 2.22(c)(i) shall be deemed payment in respect of such participation.

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(iii) If any Lender fails to make available to the Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.22(c) by the time specified in Section 2.22(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.22(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.22(c) is subject to the conditions set forth in Section 3.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Ratable Share thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Ratable Share thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the obligations hereunder and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.22 to refinance such Lender’s Ratable Share of any Swing Line Loan, interest in respect of such Ratable Share shall be solely for the account of the Swing Line Lender.

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(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.23 Extension of Termination Date.

(a) Request for Extension. The Borrower may, in its sole and absolute discretion, by notice to the Agent (which shall promptly notify the Lenders) not more than 75 days and not less than 30 days prior to each of the first, second, third, fourth and fifth anniversary of the Closing Date (each such anniversary date, an “Extension Date”), request (each, an “Extension Request”) that the Lenders extend the Termination Date then in effect (the “Existing Commitment Termination Date”) for an additional one-year period, provided that the Borrower may only effect two such extensions of the Termination Date. Each Lender, acting in its sole discretion, shall, by notice to the Borrower and the Agent given not later than the 15th day (or such later day as shall be acceptable to the Borrower) following the date of the Borrower’s notice, advise the Borrower and the Agent whether or not such Lender agrees to such extension; provided that any Lender (which includes each Issuing Bank and the Swing Line Lender) that does not so advise the Borrower and the Agent shall be deemed to have rejected such Extension Request. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(b) Replacement of Non Extending Lenders. The Borrower shall have the right at any time on or prior to the relevant Extension Date to replace any Lender which has not consented to the Extension Request (each, a “Non-Extending Lender”) pursuant to Section 8.15 (each a “Replacement Lender”); provided that each of such Replacement Lenders shall enter into an Assignment and Acceptance pursuant to which such Replacement Lender shall, effective as of the Extension Date, undertake a Commitment (and, if any such Replacement Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

(c) Conditions to Effectiveness of Extension. Notwithstanding anything in this Agreement to the contrary, the extension of the Existing Commitment Termination Date on any Extension Date shall not be effective unless, immediately before and after giving effect to such extension on such Extension Date: (i) no Default shall have occurred and be continuing on such Extension Date and the representations and warranties contained in Section 4.01 shall be true and correct in all material respects (except to the extent such representation and warranty is qualified by Material Adverse Effect or other materiality, in which case it shall be true and correct in all respects) on and as of such Extension Date, before and after giving effect to such extension of the Existing Commitment Termination Date, as though made on and as of such date, and the Agent shall have received a certificate, in form and substance reasonably satisfactory to the Agent, to such effect from the chief financial officer, chief executive officer or treasurer of the Borrower and (ii) the Agent shall have received such other customary certificates, resolutions and opinions as the Agent may reasonably request.

(d) Effectiveness of Extension. If (and only if) (i) the conditions specified in Section 2.23(c) shall have been satisfied or waived with respect to the extension of the Existing Commitment Termination Date on the applicable Extension Date, and (ii) the total of the Commitments of the Lenders that have agreed so to extend their Termination Date (each, an “Extending Lender”) and the additional Commitments of the Replacement Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Existing Commitment Termination Date, then, effective as of such Extension Date, the Termination Date, with respect to the Commitment of each Lender that has agreed to so extend its Commitment and of each Replacement Lender that has assumed a Commitment of a Non-Extending Lender in

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connection with such Extension Request, shall be extended to the date falling one year after the Existing Commitment Termination Date (or, if such date is not a Business Day, the immediately preceding Business Day), and each such Replacement Lender shall thereupon become a “Lender” for all purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) with respect to any portion of the Commitment of any Non-Extending Lender that has not been fully assumed by one or more Replacement Lenders, the Existing Commitment Termination Date for such Lender with respect to such non-assumed portion of its Commitment shall remain unchanged, and (ii) with respect to any Loans of such Lender that have not been purchased by one or more Replacement Lenders, the applicable termination date with respect to such non-purchased Loans shall remain unchanged and shall be repayable by the Borrower on such applicable termination date without there being any requirement that any such repayment be shared with other Lenders. In addition, on the Extension Date, the Borrower agrees to pay all accrued and unpaid interest, fees and other amounts then due under this Agreement from the Borrower to each Lender consenting to the Extension Request, each Non-Extending Lender and each Replacement Lender. Solely for the purpose of calculating break funding payments under Section 8.04(c), the assignment by any Non-Extending Lender of any Term SOFR Rate Loan prior to the last day of the Interest Period applicable thereto in accordance with this Section 2.23 shall be deemed to constitute a prepayment by the Borrower of such Term SOFR Rate Loan.

Article III
CONDITIONS TO EFFECTIVENESS AND LENDING

Section 3.01 Conditions Precedent to Closing Date. The obligation of the Lenders to make Loans and Advances hereunder on the Closing Date is subject solely to satisfaction (or waiver) of the following conditions precedent, and upon satisfaction (or waiver) of such conditions each Lender shall make all of its required Loans and Advances hereunder on the Closing Date:

(a) The Agent’s receipt of executed counterparts of this Agreement (including exhibits and schedules), which shall be originals or PDF copies unless otherwise specified, properly executed by a duly authorized officer of the Borrower, dated the Closing Date, and in form and substance satisfactory to the Agent and each of the Lenders.

(b) As of the Closing Date, except as disclosed in the Public Filings, there shall have occurred no event or circumstance that could reasonably be expected to result in a Material Adverse Change since December 31, 2020.

(c) All fees due to the Agent, the Arrangers and the Lenders shall have been paid, and all expenses to be paid or reimbursed to the Agent and the Arrangers that have been invoiced a reasonable period of time prior to the Closing Date shall have been paid, in each case, from the proceeds of the initial funding hereunder (provided that the accrued fees and expenses of counsel to the Agent shall be paid directly by the Borrower).

(d) The Borrower shall have provided to the Agent, (i) within four days prior to the Closing Date, the documentation and other information required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the U.S.A. Patriot Act, to the extent requested by the Agent or any Lender at least seven days prior to the Closing Date and (ii) at least four days prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.

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(e) The Agent shall have received on or before the Closing Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

(i) A Note for each Lender that has requested a Note pursuant to Section 2.16, including, if requested, a Swing Line Note for the Swing Line Lender.

(ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

(iii) A certificate of the Secretary or an Assistant Secretary of each of the Borrower and Subsidiary Guarantor certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is a party.

(iv) A good standing certificate as of a recent date for each of the Borrower and Subsidiary Guarantor from the Secretary of State of the State of Delaware.

(v) An officer’s certificate from an executive officer of the Borrower regarding satisfaction of the conditions precedent set forth in Sections 3.01(b) and 3.02.

(vi) Favorable opinions of (A) Mayer Brown LLP, New York counsel for the Borrower, substantially in the form of Exhibit D‑1 hereto and (B) Kent Pflederer, General Counsel of the Borrower, substantially in the form of Exhibit D-2 hereto.

(vii) The Subsidiary Guaranty, executed by a duly authorized officer of the such Subsidiary Guarantor, dated as of the Closing Date, and substantially in the form of Exhibit E hereto.

(viii) Certified copies of the consents of the sole manager of the Subsidiary Guarantor approving the Subsidiary Guaranty, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Subsidiary Guaranty.

(f) The Agent shall have received evidence that the Borrower has terminated the Existing Credit Agreement and repaid in full all obligations owing thereunder.

Section 3.02 Additional Conditions Precedent to Each Borrowing and Issuance. The obligation of each Lender to make a Loan or Advance on or after the Closing Date (other than an Advance made by an Issuing Bank or any Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing and the obligation of each Issuing Bank on or after the Closing Date to issue (or, in the case of letters of credit listed on Schedule 2.01(b), to have been deemed to have issued) or increase the face amount of a Letter of Credit, shall be subject to the conditions precedent that the Closing Date shall have occurred and on the date of such Borrowing or issuance (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or issuance shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or such issuance such statements are true):

(1) the representations and warranties contained in Section 4.01 (other than the last sentence of the representation and warranty contained in Section 4.01(e)) are true and correct in all

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material respects (except to the extent such representation and warranty is qualified by Material Adverse Effect or other materiality, in which case it shall be true and correct in all respects) on and as of such date, before and after giving effect to such Borrowing or such issuance and to the application of the proceeds therefrom, as though made on and as of such date, and

(2) no event has occurred and is continuing, or would result from such Borrowing or such issuance or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

Section 3.03 Determinations Under Sections 3.01 and 3.02. For purposes of determining compliance with the conditions specified in Sections 3.01 and 3.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the Closing Date specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Closing Date.

Article IV
REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) Each Loan Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other action, and do not contravene (i) such Loan Party’s charter or by‑laws or other organizational documents, (ii) law, (iii) any indenture, deed of trust, credit agreement or loan agreement binding on or affecting the Borrower or (iv) any other material agreement, contract or instrument binding on or affecting such Loan Party.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by any Loan Party of the Loan Documents to which it is or is to be a party. No authorization or approval or other action by, and no notice to or filing with, any third party is required for the due execution, delivery and performance by any Loan Party of the Loan Documents to which it is or is to be a party, except to the extent that failure to so obtain or so file could not reasonably be expected to have a Material Adverse Effect.

(d) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, legal, valid and binding obligation of each Loan Party that is a party thereto enforceable against such Loan Party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and subject

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to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(e) Each of (i) the Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2020, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, independent public accountants and (ii) the Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2021, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal quarter then ended, in each case copies of which have been furnished to each Lender, fairly present in accordance with GAAP the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied (subject, in the case of such quarterly financial statements, to year‑end adjustments and the absence of footnotes). Except as disclosed in the Public Filings, since December 31, 2020 no event or circumstance has occurred and is continuing that could reasonably be expected to result in a Material Adverse Change.

(f) Except as disclosed in the Public Filings, there is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding, including any Environmental Action, affecting the Borrower or any Subsidiary before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) could be reasonably likely to adversely affect the legality, validity or enforceability of this Agreement or any other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

(g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, within the meaning of Regulation U issued by the Board, and no proceeds of any Loan will be used to purchase or carry any margin stock in violation of such Regulation U or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(h) The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

(i) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

(j) Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished in writing by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of this Agreement or the other Loan Documents or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made and taken as a whole, not materially misleading; provided that, with respect to projected financial information and forward‑looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made and provided, further, that the Borrower makes no representation or warranty with respect to general industry information contained in the Information Memorandum derived from consultants or public or third party sources except that the Borrower believed, to the best of its knowledge and on the date of the Information Memorandum, such information to be reliable.

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(k) Each of the Borrower and its Subsidiaries have good title in fee simple to, or valid leasehold interests in, all real property material to their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the property of the Borrower and its Subsidiaries is subject to any Lien, except for Liens permitted by Section 5.02(a).

(l) The properties of the Borrower and its Subsidiaries are insured with responsible and reputable insurance companies or associations not Affiliates of such Persons (other than any self-insurance maintained in the ordinary course of business).

(m) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

(n) Schedule 4(n) sets forth the name of, the ownership interest of the Borrower in, the jurisdiction of incorporation or organization of, and the type of, each Subsidiary, in each case as of the Closing Date.

(o) The Borrower and each Subsidiary has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except (a) for such taxes which are not yet delinquent or that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP or (b) where such nonfiling or nonpayment would not have a Material Adverse Effect.

(p) The Borrower and each Subsidiary is in compliance with all applicable laws, rules, regulations and orders and all judgments, decrees and orders of any Governmental Authority, except where (x) the necessity of compliance therewith is being contested in good faith by appropriate proceedings or (y) non‑compliance, either singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(q) Neither the Borrower nor any Subsidiary is in default under or with respect to any of their contractual obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default has occurred and is continuing.

(r) Neither the Borrower nor any Subsidiary is a Sanctioned Person or is located, organized or resident in any Sanctioned Country in violation of applicable Sanctions; provided that if any Subsidiary is located, organized or resident in a jurisdiction that becomes a Sanctioned Country after the date of this Agreement, such Subsidiary shall not be a “Subsidiary” for purposes of the foregoing so long as (i) such Subsidiary is taking reasonable steps either to obtain appropriate licenses for transacting business in such jurisdiction or to no longer be located, organized or resident in such jurisdiction and (ii) such Person’s being located, organized or resident in such country or territory (x) will not result in any violation of Sanctions by the Agent or any Lender and (y) would not be reasonably expected to have a Material Adverse Effect.

(s) The Borrower and its Subsidiaries have (i) conducted their businesses in compliance in all material respects with all applicable Anti-Corruption Laws, except for any failure to comply that (A) is not systemic, (B) does not involve senior management of the Borrower and (C) would

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not reasonably be expected to have a Material Adverse Effect and (ii) instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(t) Neither the Borrower nor any Subsidiary Guarantor is an Affected Financial Institution.

(u) As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Article V
COVENANTS OF THE BORROWER

Section 5.01 Affirmative Covenants. So long as any Loan shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

(a) Compliance with Laws, Etc. Comply, and cause each Subsidiary to comply with all applicable laws, rules, regulations and orders, such compliance to include compliance with ERISA and Environmental Laws, except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Borrower and each Subsidiary shall maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and Sanctions.

(b) Payment of Taxes, Etc. Pay and discharge, and cause each Subsidiary to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all material lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and enforcement actions are begun.

(c) Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

(d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any transaction permitted under Section 5.02(b) and provided further that neither the Borrower nor any Subsidiary shall be required to preserve any right or franchise or, in the case of any Subsidiary, its corporate existence, if the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or the Borrower and its Subsidiaries taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Borrower, the Borrower and its Subsidiaries taken as a whole or the Lenders.

(e) Visitation Rights. At any reasonable time and from time to time upon reasonable prior notice, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and any Subsidiary with any of their officers or directors and with their independent

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certified public accountants, provided that, the Borrower shall have the right to participate in any discussions of the Agent or any Lender with any independent accountants of the Borrower or any Subsidiary.

(f) Keeping of Books. Keep, and cause each Subsidiary to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and such Subsidiary in a manner sufficient to permit the preparation of financial statements in accordance with generally accepted accounting principles in effect from time to time.

(g) Maintenance of Properties, Etc. Maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear and loss or damage by casualty or condemnation excepted.

(h) Transactions with Affiliates. Conduct, and cause each Subsidiary to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm’s‑length transaction with a Person not an Affiliate, other than (i) transactions by and among the Borrower and its wholly‑owned Subsidiaries and (ii) compensation of, or fees payable to, officers and directors of the Borrower and its Subsidiaries.

(i) Reporting Requirements. Furnish to the Agent:

1. as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year‑end adjustments and the absence of footnotes) by the chief financial officer, chief executive officer or treasurer of the Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer, chief executive officer or treasurer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03 as well as calculation of the Gross Leverage Ratio, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

2. as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion reasonably acceptable to the Required Lenders by Ernst & Young LLP or other independent public accountants reasonably acceptable to the Required Lenders and certificates of the chief financial officer, chief executive officer or treasurer

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of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03 as well as calculation of the Gross Leverage Ratio, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

3. as soon as possible and in any event within five Business Days after the chief financial officer, the chief executive officer, the treasurer, the controller or the general counsel of the Borrower obtains actual knowledge of the occurrence of any Default continuing on the date of such statement, a statement of the chief financial officer, chief executive officer or treasurer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

4. promptly after the sending or filing thereof, copies of all reports that the Borrower sends to its securityholders generally, and copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

5. promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any Subsidiary of the type described in Section 4.01(f);

6. promptly following any request therefor, provide information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and

7. such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

(j) New Material Subsidiaries. Promptly and in any event within 30 days following the request of the Agent or the Required Lenders made after either (i) the organization or acquisition of any new Material Subsidiary or (ii) the delivery of audited annual financial statements pursuant to Section 5.01(i) that indicate that a Subsidiary that is not at such time a Subsidiary Guarantor is a Material Subsidiary, cause such Material Subsidiary to execute and deliver a Subsidiary Guaranty in substantially the form of Exhibit E hereto, together with such documents as the Agent or the Required Lenders may reasonably request evidencing corporate action taken to authorize such execution and delivery and the incumbency and signatures of officers of such Material Subsidiary, provided that a Material Subsidiary shall not be required to become a Subsidiary Guarantor if (A) a guaranty by such Material Subsidiary would result in materially adverse tax consequences to the Borrower and its Subsidiaries or shareholders of the Borrower or (B) a guaranty by such Material Subsidiary is prohibited or limited by regulatory requirements or applicable law.

(k) The proceeds of the Loans shall be used in accordance with Section 2.17.

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(l) (i) So long as a Farm Credit Lender is a Lender or Voting Participant hereunder, the Borrower will acquire equity in such Farm Credit Lender in such amounts and at such times as such Farm Credit Lender may require in accordance with such Farm Credit Lender’s bylaws and capital plan or similar documents (as each may be amended from time to time), except that the maximum amount of equity that the Borrower may be required to purchase in such Farm Credit Lender in connection with the portion of the Loans made by such Farm Credit Lender may not exceed the maximum amount permitted by the applicable bylaws, capital plan and related documents (x) at the time this Agreement is entered into or (y) in the case of a Farm Credit Lender that becomes a Lender or Voting Participant as a result of an assignment or sale of participation, at the time of the closing of the related assignment or sale of participation. The Borrower acknowledges receipt of documents from each Farm Credit Lender that describe the nature of the Borrower’s stock and other equities in such Farm Credit Lender acquired in connection with its patronage loan from such Farm Credit Lender (the “Farm Credit Equities”) as well as applicable capitalization requirements, and agrees to be bound by the terms thereof.

(ii) Each party hereto acknowledges that each Farm Credit Lender’s bylaws, capital plan and similar documents (as each may be amended from time to time) shall govern (x) the rights and obligations of the parties with respect to the Farm Credit Equities and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with such Farm Credit Lender, (y) the Borrower’s eligibility for patronage distributions from such Farm Credit Lender (in the form of Farm Credit Equities and cash) and (z) patronage distributions, if any, in the event of a sale of a participation interest. Each Farm Credit Lender reserves the right to assign or sell participations in all or any part of its Commitments or outstanding Loans hereunder on a non-patronage basis (and/or to a Lender that pays no patronage or pays patronage that is lower than the patronage paid by the transferring Farm Credit Lender) in accordance with Section 8.07; provided, that if Borrower’s consent to such assignment or sale of a participation by such Farm Credit Lender is required pursuant to Section 8.07(a) or Section 8.07(e), as applicable, the parties hereto agree that, solely with respect to Borrower’s ability to reasonably withhold consent to such transfer because of an expected reduction in patronage distributions to the Borrower (it being understood and agreed that the Borrower may have another basis for reasonably withholding consent to such transfer), (A) if the transferring Farm Credit Lender has not delivered a Farm Credit Lender Transfer Certificate (as defined below) to the Borrower, then the Borrower may withhold its consent to such assignment or sale in its sole discretion (and in such case, the Borrower shall be deemed to have acted reasonably), and (B) if the transferring Farm Credit Lender has delivered a Farm Credit Lender Transfer Certificate to the Borrower, then the Borrower may not withhold its consent to such assignment or sale (and any such withholding of consent shall be deemed unreasonable). For purposes hereof, “Farm Credit Lender Transfer Certificate” means a certificate executed by an officer of the transferring Farm Credit Lender and certifying to the Borrower that such transferring Farm Credit Lender has used commercially reasonable efforts to consummate the relevant assignment or sale or a participation with another entity that would be expected to make patronage distributions to the Borrower on a going forward basis that are consistent with (or better than) those that the Borrower could reasonably have expected to have received from such transferring Farm Credit Lender.

(iii) Each party hereto acknowledges that each Farm Credit Lender has a statutory first lien pursuant to the Farm Credit Act of 1971 on all Farm Credit Equities of such Farm Credit Lender that the Borrower may now own or hereafter acquire, which statutory lien shall be for such Farm Credit Lender’s sole and exclusive benefit. The Farm Credit Equities of a particular Farm Credit Lender shall not constitute security for the

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obligations due to any other Lender. To the extent that any of the Loan Documents create a Lien on the Farm Credit Equities of a Farm Credit Lender or on patronage accrued by such Farm Credit Lender for the account of the Borrower (including, in each case, proceeds thereof), such Lien shall be for such Farm Credit Lender’s sole and exclusive benefit and shall not be subject to pro rata sharing hereunder. Neither the Farm Credit Equities nor any accrued patronage shall be offset against the obligations hereunder except that, in the event of an Event of Default, a Farm Credit Lender may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts owed to such Farm Credit Lender under this Agreement, whether or not such amounts are currently due and payable. The Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of the Borrower. No Farm Credit Lender shall have an obligation to retire the Farm Credit Equities of such Farm Credit Lender upon any Default, either for application to the obligations or otherwise.

Section 5.02 Negative Covenants. So long as any Loan shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

(a) Liens, Etc. Create or suffer to exist, or permit any Subsidiary to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any Subsidiary to assign, any right to receive income, other than:

(i) Permitted Liens,

(ii) capital leases and purchase money Liens upon or in any real or personal property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property, or Liens existing on such property at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced, provided further that the aggregate principal amount of the indebtedness secured by the Liens referred to in this clause (ii) shall not exceed $250,000,000 at any time outstanding,

(iii) the Liens existing on the Closing Date and described on Schedule 5.02(a) hereto,

(iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary or becomes a Subsidiary; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary,

(v) assignments of the right to receive income or Liens granted by the Borrower or any Subsidiary in connection with any Permitted Receivables Financing or Non-Recourse supplier financing; provided that any such Permitted Receivables Financing incurred by a Subsidiary shall be permitted under Section 5.02(d)(iv),

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(vi) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole,

(vii) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any Subsidiary (other than a Receivables Subsidiary) in the ordinary course of business,

(viii) Liens arising out of judgments or awards in circumstances not constituting an Event of Default under Section 6.01 in respect of which the Borrower or any Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or awards does not exceed $25,000,000 at any time outstanding,

(ix) statutory, contractual and common law landlords’ liens under leases or subleases permitted by this Agreement,

(x) Liens (other than any Lien imposed by ERISA) (x) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (y) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers, provided that the aggregate amount of deposits at any time pursuant to sub‑clauses (x) and (y) shall not exceed $50,000,000 in the aggregate,

(xi) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement,

(xii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business (excluding any general inventory financing),

(xiii) Liens securing Debt and other obligations (whether incurred by the Borrower or any of its Subsidiaries) not permitted by the other provisions of this Section 5.02(a) in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Net Tangible Assets,

(xiv) customary rights and restrictions contained in agreements relating to the sale or transfer of assets permitted hereunder by the Borrower or any of its Subsidiaries pending the completion thereof,

(xv) Liens on cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement for an acquisition or other transaction permitted hereunder,

(xvi) banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts and securities accounts maintained with financial institutions in the ordinary course of business, including Liens relating to intercompany cash pooling and/or sweeping arrangements or similar cash management products,

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(xvii) Liens on assets of Subsidiaries organized under the laws of a jurisdiction other than the United States or any state territory or district thereof securing Debt permitted by Section 5.02(d)(vii),

(xviii) Lien on insurance policies obtained in the ordinary course of business and the proceeds thereof securing the financing of the premiums with respect thereto,

(xix) Liens on assets of Louisiana Timber Procurement securing Debt or other obligations of Louisiana Timber Procurement, provided that such Liens shall not apply to any assets of the Borrower or any other Subsidiary),

(xx) statutory Liens on the Farm Credit Equities of any Farm Credit Lender that the Borrower has acquired pursuant to Section 5.01(l), and

(xxi) the replacement, extension or renewal of any Lien permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

(b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any Subsidiary to do so, except that (i) any Subsidiary may merge or consolidate with or into, or dispose of assets to, any other Subsidiary, (ii) any Subsidiary may merge into or dispose of assets to the Borrower, (iii) the Borrower may merge with any other Person so long as the Borrower is the surviving Person and (iv) any Subsidiary or Subsidiaries of the Borrower may merge or consolidate with or into, or dispose of assets to, any other Person so long as the assets of such Subsidiaries, in aggregate, do not constitute all or substantially all of the assets of the Borrower or of the Borrower and its Subsidiaries taken as a whole, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

(c) Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock, within the meaning of Regulation U of the FRB, in violation of such Regulation U or to extend credit to others for the purpose of purchasing or carrying margin stock.

(d) Subsidiary Debt. Permit any Subsidiary to create or suffer to exist any Debt other than:

(i) Debt owed to the Borrower or to a wholly owned Subsidiary,

(ii) Debt existing on the Closing Date and described on Schedule 5.02(d) hereto (the “Existing Debt”), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Debt, provided that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

(iii) Debt secured by Liens permitted by Section 5.02(a)(ii) or (xiii),

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(iv) Debt arising under (x) Permitted Receivables Financings and (y) Non-Recourse supplier financings, in an aggregate amount (or Invested Amount, in the case of Permitted Receivables Financings) not to exceed $450,000,000 at any time outstanding,

(v) unsecured Debt in an aggregate amount not to exceed (for all Subsidiaries) at any time outstanding 10% of Consolidated Net Tangible Assets,

(vi) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

(vii) Debt of Subsidiaries organized under the laws of a jurisdiction other than the United States or any state, territory or district thereof not to exceed $50,000,000 at any one time outstanding;

(viii) Debt of Louisiana Timber Procurement, provided that neither the Borrower nor any other Subsidiary has any liability (contingent or otherwise) with respect to such Debt; and

(ix) Debt under the Subsidiary Guaranty.

(e) Change in Nature of Business. Make, or permit any Subsidiary to make, any material change in the nature of the business of the Borrower and its Subsidiaries, taken as a whole, as carried on at the date hereof.

(f) Payment Restrictions Affecting Subsidiaries. Directly or indirectly enter into or suffer to exist, or permit any Subsidiary to enter into or suffer to exist, any agreement or arrangement limiting the ability of any Subsidiary to declare or pay dividends or other distributions in respect of its equity interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any other Subsidiary (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) any agreement in effect at the time such Subsidiary becomes a Subsidiary, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary, (ii) any customary agreement restricting subletting or assignment of any lease governing a leasehold interest, (iii) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (iv) customary provisions restricting the transfer of assets subject to Liens permitted pursuant to Section 5.02(a), (v) under any document evidencing a Permitted Receivables Financing, (vi) restrictions imposed pursuant to any agreement governing or evidencing Debt described in Section 5.02(d)(vii), (vii) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Subsidiary, and (viii) any encumbrance or restriction existing under or by reason of applicable law.

(g) Sanctions; Anti-Corruption Laws. The Borrower will not use, or knowingly permit any Subsidiary or any other Person to use, any Letter of Credit or the proceeds of any Loan in any manner that will violate any Anti-Corruption Law or Sanctions applicable to the Borrower, such Subsidiary or such other Person.

Section 5.03 Financial Covenants. So long as any Loan shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

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(a) Net Leverage Ratio. Maintain, as of the last day of each fiscal quarter, a ratio of (i) the sum of (A) Consolidated Funded Debt minus (B) the sum of (i) unrestricted cash on hand and (ii) Cash Equivalents, in each case, of the Borrower and its Subsidiaries that are organized under the laws of any political subdivision of the United States (other than the Receivables Subsidiaries) in excess of $50,000,000 in the aggregate to (ii) Consolidated EBITDA for the four quarter period then ended (the “Net Leverage Ratio”) of not greater 3.50 to 1.0; provided that, with respect to the fiscal quarter in which a Material Acquisition occurs, and the following three fiscal quarters, the Borrower shall be required to maintain a Net Leverage Ratio of not greater than 4.00 to 1.0.

(b) Interest Coverage Ratio. Maintain a ratio of Consolidated EBITDA as at the end of each quarter for the four quarter period then ended of the Borrower and its Subsidiaries to the sum of interest payable on, and amortization of debt discount in respect of, all Debt during such period (excluding, to the extent constituting interest, all amounts described in clause (vi) of the definition of Consolidated EBITDA), in each case, by the Borrower and its Subsidiaries of not less than 3.00 to 1.0.

Article VI
EVENTS OF DEFAULT

Section 6.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) The Borrower shall fail to pay any principal of any Loan when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Loan or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

(b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

(c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d) (as it relates to the corporate existence of the Borrower), (e), (h) or (i)(3), 5.02(a), (c), (d), (e), (f) or (g) or 5.03, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in Section 5.01(i) if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or (iii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

(d) The Borrower or any Subsidiary shall fail to pay any principal of or premium or interest on (or, with respect to a Hedge Agreement, any corresponding payment amount under) any Debt that is outstanding, in a principal amount (or, in the case of a Hedge Agreement, with a termination value) of at least $75,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event

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or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a specified required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(e) Any of (x) the Borrower, (y) any Material Subsidiary or (z) any combination of Subsidiaries of the Borrower that, in aggregate own assets with a value of 15% or more of the total value of the assets of the Borrower and its Subsidiaries taken as a whole, shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Subsidiary seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any Subsidiary shall take any corporate action to authorize any of the actions set forth above in this clause (e); or

(f) Judgments or orders for the payment of money in excess of $75,000,000 in the aggregate shall be rendered against the Borrower or any Subsidiary and either (i) unstayed enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

(g) Any ERISA Event shall occur, the Borrower or any of its ERISA Affiliates shall withdraw (partially or completely) from a Multiemployer Plan or any Multiemployer Plan shall terminate or be reorganized and, in any such case, such event has resulted in, or could reasonably be expected to result in, a Material Adverse Change; or

(h) Any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party that is a party thereto, or any such Loan Party shall so state in writing; or

(i) a Change in Control;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)), of the Swing Line Lender to make Swing Line Loans and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts payable under this

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Agreement to be forthwith due and payable, whereupon the Loans and Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Loans (other than Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)), the Swing Line Lender to make Swing Line Loans and of the Issuing Banks to issue Letters of Credit shall automatically be terminated and (B) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 6.02 Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Agent may with the consent, or shall at the request, of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, (a) pay to the Agent on behalf of the Lenders in same day funds at the Agent’s office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding or (b) make such other arrangements in respect of the outstanding Letters of Credit as shall be acceptable to the Required Lenders; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, the Borrower will pay to the Agent on behalf of the Lenders in same day funds for deposit in the L/C Cash Collateral Account an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. If at any time the Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law. After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such L/C Cash Collateral Account shall be returned to the Borrower.

Article VII
THE AGENT

Section 7.01 Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

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Section 7.02 Agent’s Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct.

Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Loan or Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.18, as the case may be, or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of any Loan Party or the existence at any time of any Default or to inspect the property (including the books and records) of any Loan Party; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

Section 7.03 Mizuho and Affiliates. With respect to its Commitment, the Loans and Advances made by it and the Note issued to it, Mizuho shall have the same rights and powers under this Agreement any each other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Mizuho in its individual capacity. Mizuho and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any Subsidiary and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Mizuho were not the Agent and without any duty to account therefor to the Lenders. The Agent shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to the Borrower or any Subsidiary to the extent such information was obtained or received in any capacity other than as Agent.

Section 7.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Loan Document.

Section 7.05 Indemnification.

(a) Each Lender severally agrees to indemnify the Agent (to the extent not reimbursed by the Borrower) from and against such Lender’s Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent

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in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under or any other Loan Document (collectively, the “Indemnified Costs”), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its Ratable Share of any out‑of‑pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

(b) Each Lender severally agrees to indemnify the Swing Line Lender and the Issuing Banks (to the extent not promptly reimbursed by the Borrower) from and against such Lender’s Ratable Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Swing Line Lender or any such Issuing Bank in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Swing Line Lender or such Issuing Bank hereunder or in connection herewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Swing Line Lender’s or such Issuing Bank’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse any the Swing Line Lender or such Issuing Bank promptly upon demand for its Ratable Share of any costs and expenses (including reasonable fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Swing Line Lender or such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

(c) The failure of any Lender to reimburse the Agent, the Swing Line Lender or any Issuing Bank promptly upon demand for its Ratable Share of any amount required to be paid by the Lenders to the Agent, the Swing Line Lender or such Issuing Bank as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent, the Swing Line Lender or such Issuing Bank for its Ratable Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent, the Swing Line Lender or an Issuing Bank for such other Lender’s Ratable Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

Section 7.06 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent with, so long as no Event of Default has occurred and is continuing, the consent of the Borrower, which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become

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vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 7.07 Other Agents. Each Lender hereby acknowledges that neither the syndication agent, co-documentation agents, joint lead arrangers and book managers nor any other Lender designated as any “Agent” or similar role or title on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

Section 7.08 Erroneous Payments.

(a) If the Agent notifies a Lender, the Swing Line Lender or Issuing Bank (any such Lender, Swing Line Lender or Issuing Bank, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Payment Recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Payment Recipient shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment

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or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 7.08(b).

(c) Each Payment Recipient hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Agent to such Payment Recipient from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. In addition, each party hereto agrees that, irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Payment Recipient under the Loan Documents with respect to each Erroneous Payment (or portion thereof that is not returned to the Agent as provided herein) (the “Erroneous Payment Subrogation Rights”).

(d) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower or any other Loan Party.

(e) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(f) Each party’s obligations, agreements and waivers under this Section 7.08 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the Swing Line Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Loan Document.

Section 7.09 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

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(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Article VIII
MISCELLANEOUS

Section 8.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive any of the conditions specified in Section 3.01, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Loans or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders to take any action hereunder; (iii) amend this Section 8.01, (iv) release all or substantially all of the value of the Subsidiary Guaranty; (v) change Section 2.15 or any other provision of this Agreement in any manner which would alter the pro rata sharing of payments; or (vi) change Section 2.05 in any manner which would alter the pro rata reduction of the Unused Revolving Credit Commitments; (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender (other than as provided in Section 2.18), (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, or (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender; (c) no amendment, waiver or consent shall, unless in writing, impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of the Required Lenders; (d) no amendment, waiver or consent shall, prior to the termination of the Revolving Credit Commitments, unless also signed by the Required Lenders, (i) waive any Default for purposes of a Borrowing of Loans or issuance of a Letter of Credit under Section

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3.02, (ii) amend, change, waive, discharge or terminate Section 3.02 in a manner adverse to such Lenders or (iii) amend, change, waive, discharge or terminate this Section 8.01(d); and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document and no amendment, waiver or consent shall, (x) unless in writing and signed by the Issuing Banks in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Issuing Banks in their capacities as such under this Agreement or (y) unless in writing and signed by the Swing Line Lender in addition to the Lenders required above to take such action, adversely affect the rights or obligations of the Swing Line Lender in its capacity as such under this Agreement; provided, further, that notwithstanding anything to the contrary herein, the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding the foregoing, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (i) the Defaulting Lender’s Commitment may not be increased or extended without its consent, (ii) the principal amount of, or interest or fees payable on, Loans or reimbursement obligations with respect to drawn Letters of Credit may not be reduced or excused or the scheduled date of payment may not be postponed as to such Defaulting Lender without such Defaulting Lender’s consent and (iii) any waiver, amendment or other modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. With respect to any matter requiring the approval of each Lender, each Lender directly and adversely affected thereby or other specified Lenders, it is understood that Voting Participants shall have the voting rights specified in Section 8.07(i) as to such matter.

Section 8.02 Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered,

if to the Borrower, at its address at:

1 N. Field Court

Lake Forest, Illinois 60045

Attention: Senior Vice President – Finance and Controller

if to any Initial Lender,

at its Domestic Lending Office specified in its Administrative Questionnaire;

if to any other Lender,

at its Domestic Lending Office specified in its Administrative Questionnaire or the Assignment and Acceptance pursuant to which it became a Lender;

and if to the Agent, at its address at:

Harborside Financial Center

1800 Plaza 10

Jersey City, NJ 07311

Attention: Sophia White-Larmond

Telephone: (201) 626-9134

Facsimile: (201) 626-9935

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Electronic Mail: lau_agent@mizuhogroup.com

or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent.

All such notices and communications shall, when mailed, telecopied or delivered, be effective when deposited in the mails, telecopied or delivered, respectively, except that notices and communications to the Agent pursuant to Article II, Article III or Article VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or any other Loan Document or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent, the Issuing Bank or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

Section 8.03 No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.04 Costs and Expenses.

(a) The Borrower agrees to pay on demand all reasonable and documented costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable and documented fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement and the other Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including reasonable and documented counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including reasonable and documented fees and

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expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

(b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses (including reasonable and documented fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) this Agreement, the other Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any Subsidiary or any Environmental Action relating in any way to the Borrower or any Subsidiary, in each case, except (x) to the extent such claim, damage, loss, liability or expense resulted from such Indemnified Party’s bad faith, gross negligence or willful misconduct as determined in a final, non-appealable judgment of a court of competent jurisdiction or (y) result from a claim not involving an act or omission of the Borrower and that is brought by an Indemnified Party against another Indemnified Party (other than against the arranger or the Agent in their capacities as such). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to this Agreement, the other Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

(c) If any payment of principal of, or Conversion of, any Term SOFR Rate Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Loan, as a result of a payment or Conversion pursuant to Section 2.09, 2.10, 2.12 or 2.23, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Loan upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan. A certificate of the affected Lender under this Section 8.04(c), setting forth its calculation of loss in reasonable detail, shall be conclusive and binding in the absence of manifest error.

(d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11 and 2.14 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

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Section 8.05 Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement, any Note held by such Lender and the other Loan Documents, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the applicable Loan Party after any such set‑off and application, provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of set‑off) that such Lender and its Affiliates may have.

Section 8.06 Binding Effect. This Agreement shall become effective upon satisfaction of the conditions precedent set forth in Section 3.01 and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders.

Section 8.07 Assignments and Participations.

(a) Each Lender (x) may with the consent of (1) the Agent (in the case of an assignment of a Revolving Credit Commitment to a Person other than a Lender, an Affiliate of a Lender or an Approved Fund), (2) each Issuing Bank, (3) the Swing Line Lender and, (4) so long as no Event of Default has occurred and is continuing, and other than with respect to an assignment of a Revolving Credit Commitment to an existing Lender, an Affiliate of an existing Lender, or an Approved Fund with respect to an existing Lender, the Borrower (which consents shall not be unreasonably withheld or delayed and provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten Business Days after having received notice thereof), and (y) will, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.11, 2.14 or 2.20 or if such Lender is affected by an event described in Section 2.12 or is a Defaulting Lender) upon at least five Business Days’ notice to such Lender and the Agent, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment, the Loans and Advances owing to it, its participations in Letters of Credit and the Note or Notes held by it) in accordance with Section 8.15; provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of its rights and obligations under the relevant facility under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the amount of the applicable Commitment (or, if the relevant Commitment has terminated, of the principal amount of the Loans under the applicable facility) of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than, in the case of an assignment of Revolving Credit Commitment (or, if the Revolving Credit Commitments have terminated, Loans under the Revolving Credit Facility), $5,000,000 (and shall be an integral multiple of $1,000,000) unless the Agent and, if no Default has occurred and is continuing, the Borrower otherwise agree, (iii) each such assignment shall be to an Eligible Assignee and shall comply with Section 8.07(h), (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with

CHAR1\1986393v3

the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Loans owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by the Borrower, such recordation fee shall be payable by the Borrower except that no such recordation fee shall be payable in the case of an assignment made at the request of the Borrower to an Eligible Assignee that is an existing Lender, (vii) no consent of the Borrower, the Agent, the Swing Line Lender or any Issuing Bank shall be required in the case of an assignment to any Affiliate or Approved Fund of the assigning Lender or in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender and (viii) the Agent shall not have any responsibility or liability for monitoring or enforcing any of the provisions set forth herein with respect to Competitors. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.11, 2.14 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent

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on its behalf and to exercise such powers and discretion under any Loan Document as are delegated to the Agent by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

(d) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans and Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be prima facie evidence of the correctness thereof and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Subject to Section 8.07(h), each Lender may sell participations to one or more banks or other entities (other than any Loan Party or any of its Affiliates or any Defaulting Lender) (each, a “Participant”) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, its participation in Letters of Credit, the Loans owing to it and any Note or Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) each Loan Party, the Agent, the Issuing Banks, the Swing Line Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) subject to Section 8.07(i), no Participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, in each case subject to clause (i) below. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 7.05 without regard to the existence of any participation.

Except as set forth above in this Section 8.07(e) and as set forth in Section 8.07(i), any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.14 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section (it being understood that the documentation required under Section 2.14 (e) shall be delivered to the Lender who sells the participation) to the same extent as if it were

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a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Section 2.11, 2.14 or 2.20 with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.05 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Loan Parties furnished to such Lender by or on behalf of the Loan Parties; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Borrower Information relating to the Loan Parties received by it from such Lender.

(g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including the Loans owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board.

(h) Notwithstanding the foregoing provisions of this Section 8.07 or any other provision of this Agreement, (i) no Lender shall assign or sell a participation in any of its rights or obligations hereunder unless the proposed assignee or participant represents and warrants in the applicable Assignment and Acceptance or participation agreement that such Person is not a Competitor; and (ii) if any representation and warranty described in the foregoing clause (i) shall prove to have been incorrect in any material respect when made, then the applicable assignee or participant (A) shall have no right to receive any information under this Agreement, except for information with respect to administrative matters (such as principal balances, borrowing requests, interest payments and loan repayments) and matters on which such assignee or Participant is entitled to vote pursuant to clause (C) below; (B) shall have no rights under Section 5.01(e); and (C) in the case of an assignee, shall have no voting rights hereunder other than with respect to matters on which a Defaulting Lender would be entitled to vote as set forth in the last sentence of Section 8.01.

(i) Notwithstanding anything in this Section 8.07 to the contrary, any Farm Credit Lender that (i) has purchased a participation from any Lender that is a Farm Credit Lender in the minimum amount of $5,000,000 on or after the Closing Date, (ii) is, by written notice to the Borrower and the Agent (a “Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a voting participant hereunder (any Farm Credit Lender

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so designated being called a “Voting Participant”) and (iii) receives the prior written consent of the Borrower and the Agent to become a Voting Participant (to the extent such consent would be required pursuant to Section 8.07(a) if such transfer were an assignment rather than a sale of a participation), shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such Voting Participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action, in each case, in lieu of the vote of the selling Lender; provided, however, that if such Voting Participant has at any time failed to fund any portion of its participation when required to do so and written notice of such failure has been delivered by the selling Lender to the Agent, then until such time as all amounts of its participation required to have been funded have been funded and notice of such funding has been delivered by the selling Lender to the Agent, such Voting Participant shall not be entitled to exercise its voting rights pursuant to the terms of this clause (i), and the voting rights of the selling Lender shall not be correspondingly reduced by the amount of such Voting Participant’s participation. Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant on Schedule 8.07(i) shall be a Voting Participant to the extent of the amount of its participation set forth on Schedule 8.07(i) without delivery of a Voting Participant Notification and without the prior written consent of the Borrower and the Agent. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (A) state the full name of such Voting Participant, as well as all contact information required of an assignee as set forth in the Administrative Questionnaire, (B) state the dollar amount of the participation purchased and (C) include such other information as may be required by the Agent. The selling Lender and the Voting Participant shall notify the Agent and the Borrower in writing within three Business Days of any termination of, or reduction or increase in the amount of, such participation and shall promptly upon request of the Agent update or confirm there has been no change in the information set forth in Schedule 8.07(i) or delivered in connection with any Voting Participant Notification. The Borrower and the Agent shall be entitled to conclusively rely on information provided by a Lender identifying itself or its participant as a Farm Credit Lender without verification thereof and may also conclusively rely on the information set forth in Schedule 8.07(i) delivered in connection with any Voting Participant Notification or otherwise furnished pursuant to this clause (i) and, unless and until notified thereof in writing by the selling Lender, may assume that there have been no changes in the identity of Voting Participants, the dollar amount of participations, the contact information of the participants or any other information furnished to the Borrower or the Agent pursuant to this clause (i). The voting rights hereunder are solely for the benefit of the Voting Participants and shall not inure to any assignee or participant of a Voting Participant.

Section 8.08 Confidentiality. Neither the Agent nor any Lender may disclose to any Person any confidential, proprietary or non‑public information of the Loan Parties furnished to the Agent or the Lenders by any Loan Party (such information being referred to collectively herein as the “Borrower Information”), except that each of the Agent and each of the Lenders may disclose Borrower Information (i) to its and its affiliates’ employees, officers, directors, agents and advisors on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential on substantially the same terms as provided herein), (ii) to the extent requested by any regulatory authority or any self-regulatory organization purporting to have jurisdiction over such Lender, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement, the other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 8.08, to any assignee or participant or prospective assignee or participant, (vii) to the extent such Borrower Information (A) is or becomes generally available to the public on a non‑confidential basis other than as a

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result of a breach of this Section 8.08 by the Agent or a Lender, or (B) is or becomes available to the Agent or such Lender on a nonconfidential basis from a source other than the Loan Parties and (viii) with the consent of any Loan Party, provided that, prior to any disclosure pursuant to (ii) or (iii) above, the disclosing party agrees that it will notify the Borrower as soon as practical in the event of any such request for a disclosure, unless such notification shall be prohibited by applicable law or legal process, or, with respect to clause (ii), is in connection with an examination by any governmental agency or regulatory authority, including any self-regulatory organization asserting jurisdiction over such Lender in the normal course.

Section 8.09 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 8.10 Execution in Counterparts; Electronic Execution of Assignments and Certain Other Documents.

(a) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or in pdf or similar file shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) This Credit Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Credit Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation of the Borrower enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format for transmission, delivery and/or retention. The Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Agent has agreed to accept such Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower without further verification and (ii) upon the request of the Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

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(c) The words “execute,” “execution,” “signed” and “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Assignment and Acceptances, amendments or other modifications, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state law based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it

Section 8.11 Jurisdiction, Etc.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrower hereby agrees and consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 8.12 No Liability of the Issuing Banks. Neither the Agent, the Lenders nor any Issuing Bank, nor any of their respective Affiliates or their respective officers, directors, employees, agents and advisors, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in Section 2.06(b)), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the gross negligence or willful misconduct of such Issuing Bank, such Issuing Bank’s

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payment under a Letter of Credit based upon documents that did not substantially comply with the requirements of such Letter of Credit or such Issuing Bank’s failure to make payment under a Letter of Credit after receipt of documents that strictly complied with the requirements of such Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

Section 8.13 Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, Subsidiary Guarantor or grantor (the “Loan Parties”), which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 8.14 Waiver of Jury Trial. Each of the Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the other Loan Documents or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

Section 8.15 Replacement of Lenders. If any Lender demands compensation pursuant to Section 2.11, 2.14 or 2.20 or is affected by an event described in Section 2.12 or is a Non-Consenting Lender (as defined below), a Sanctioned Lender, a Non-Extending Lender or a Defaulting Lender (any of the foregoing, an “Affected Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Agent the assignment fee specified in Section 8.07(a);

(b) subject to Section 8.18(b) in the case of a Sanctioned Lender, such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 8.04(c)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 2.11 or 2.20 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable laws and regulations; and

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(e) in the case of any such assignment resulting from a Lender’s failure to consent to a proposed amendment, waiver, discharge or termination with respect to any Loan Document, (i) the assignee shall have approved such consent, waiver or amendment and (ii) the applicable amendment, modification and/or waiver of this Agreement that the Borrower has requested shall become effective upon giving effect to such assignment (and any related assignments required to be effected in connection therewith in accordance with this Section 8.15).

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

In the event that (i) the Borrower or the Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, each affected Lender in accordance with the terms of Section 8.01 and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender that does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

In connection with any such replacement of an Affected Lender pursuant to this Section 8.15, if such Affected Lender does not execute and deliver to the Agent a duly executed Assignment and Acceptance reflecting such replacement within two (2) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Affected Lender, then such Affected Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of such Affected Lender.

Section 8.16 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 8.17 Acknowledgement Regarding Any Supported QFCs.

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To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 8.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 8.18 Sanctioned Lenders.

(a) The Borrower shall have no obligation to pay any Lender a facility fee pursuant to Section 2.04(a) or any Letter of Credit Fee pursuant to Section 2.04(b)(i) for any day on which such Lender is a Sanctioned Lender.

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(b) Notwithstanding anything to the contrary herein, no Sanctioned Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (unless otherwise required by applicable law) the Commitment of such Lender may not be increased or extended, the principal amount of the Loans owed to such Lender may not be reduced, the final maturity of such Loans may not be extended and this clause (b) may not be amended, in each case, without the consent of such Lender.

(c) Notwithstanding Section 8.15 or any other provision of this Agreement (but subject to clause (d) below), if any Lender is a Sanctioned Lender, then the Borrower (i) may, with the consent of Agent if a Default or Event of Default exists, and (ii) shall, promptly upon notice from Agent that any Law applicable to the Borrower, the Agent or any Lender requires such action, prepay such Lender’s Loans, all accrued interest thereon and all other amounts payable to such Lender hereunder, in each case on a non-pro-rata basis, whereupon such Lender shall cease to have any rights or obligations hereunder (other than, to the extent permitted by applicable law, with respect to rights and obligations that expressly survive the payment in full of the Loans, all interest thereon and all other amounts payable under this Agreement and the termination of this Agreement).

(d) Notwithstanding any other provision of this Agreement, if it would be unlawful for the Borrower, the Agent or any assignee pursuant to Section 8.15(a) or Section 8.15(c) to make a payment to any Sanctioned Lender, then any amount that the Borrower, the Agent or such assignee would otherwise pay to such Sanctioned Lender pursuant to this Agreement or any other Loan Document shall be held for such Sanctioned Lender pursuant to arrangements satisfactory the Borrower, the Agent and such assignee, in each case as applicable, and shall be paid to such Sanctioned Lender only when making such payment is no longer unlawful.

[Signature Pages intentionally omitted]

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EXHIBIT B

FORM OF NOTICE OF BORROWING

[Date]

Mizuho Bank, Ltd., as Agent

for the Lenders parties to the

Credit Agreement referred to below

Harborside Financial Center

1800 Plaza 10

Jersey City, NJ 07311

Attention: Sophia White-Larmond

Telephone: (201) 626-9134

Facsimile: (201) 626-9935

Electronic Mail: lau_agent@mizuhogroup.com

Ladies and Gentlemen:

The undersigned, Packaging Corporation of America, refers to the Credit Agreement, dated as of June 8, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Mizuho Bank, Ltd., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is _______________, 20___

(ii) The Type of Loans comprising the Proposed Borrowing is [Base Rate Loans] [Term SOFR Rate Loans].

(iii) The aggregate amount of the Proposed Borrowing is $_______________.

[(iv) The initial Interest Period for each Term SOFR Rate Loan made as part of the Proposed Borrowing is __________ month[s].]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties contained in Section 4.01 (other than the last sentence of the representation and warranty contained in Section 4.01(e)) of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

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Very truly yours,

PACKAGING CORPORATION OF AMERICA

By:____________________________________

Name:__________________________________

Title:___________________________________

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